ABS New Transaction

Preliminary Term Sheet

$518,175,000

(Approximate)

CWABS, Inc.

Depositor

ASSET-BACKED CERTIFICATES,

SERIES 2006-BC1

[COUNTRYWIDE LOGO]

HOME LOANS

Seller and Master Servicer

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SECURITIES AND EXCHANGE COMMISSION WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

The issuer of the securities has not prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

Preliminary Term Sheet	Date: March 2, 2006

$518,175,000 (Approximate)

CWABS Asset-Backed Certificates, Series 2006-BC1

Class (1)(2)	Principal Balance (2)	WAL (Years) Call/Mat (3)	Payment Window (Mos) Call/Mat (3) CallWindow(3)*	Expected Ratings (S&P/Moody’s) (7)	Last Scheduled Distribution Date	Certificate Type
1-A(4)	$119,266,000	2.10 / 2.24	1 - 79 / 1 - 160	[AAA/Aaa]	Apr 2036	Floating Rate Senior
2-A-1(5)	$174,012,000	1.00 / 1.00	1 - 25 / 1 - 25	[AAA/Aaa]	Aug 2030	Floating Rate Senior
2-A-2(5)	$91,334,000	3.00 / 3.00	25 - 69 / 25 - 69	[AAA/Aaa]	Dec 2035	Floating Rate Senior
2-A-3(5)	$30,400,000	6.46 / 8.63	69 - 79 / 69 - 185	[AAA/Aaa]	Apr 2036	Floating Rate Senior
M-1(6)	$19,162,000	4.88 / 5.39	47 - 79 / 47 - 154	[AA+/Aa1]	Apr 2036	Floating Rate Mezzanine
M-2(6)	$17,587,000	4.71 / 5.20	44 - 79 / 44 - 147	[AA/Aa2]	Apr 2036	Floating Rate Mezzanine
M-3(6)	$10,762,000	4.62 / 5.09	42 - 79 / 42 - 140	[AA-/Aa3]	Apr 2036	Floating Rate Mezzanine
M-4(6)	$34,650,000	4.52 / 4.93	39 - 79 / 39 - 134	[A+/NR]	Apr 2036	Floating Rate Mezzanine
M-5(6)	$6,037,000	4.45 / 4.72	38 - 79 / 38 - 105	[A/NR]	Apr 2036	Floating Rate Mezzanine
M-6(6)	$3,675,000		Not Offered Herein	[A-/NR]		Floating Rate Mezzanine
M-7(6)	$3,675,000		Privately Placed (144A)	[BBB+/NR]		Floating Rate Mezzanine
M-8(6)	$3,937,000		Privately Placed (144A)	[BBB/NR]		Floating Rate Mezzanine
B(6)	$3,678,000		Privately Placed (144A)	[BBB-/NR]		Floating Rate Subordinate
Total:	$518,175,000

(1)	The margins on the Senior Certificates will double and the respective margins on the Subordinate Certificates will be equal to 1.5x the related original margin after the Clean-up Call date.
(2)	The principal balance of each Class of Certificates is subject to a 5% variance.
(3)	See “Pricing Prepayment Speed” below.
(4)

The Class 1-A Certificates are backed primarily by the cashflows from the Group 1 Mortgage Loans. Under certain conditions referred to under “Priority of Distributions,” cashflows from one loan group may be used to make certain payments to the Certificate(s) related to the other loan group.

(5)

The Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates (collectively, the “Class 2-A Certificates”) are backed primarily by the cashflows from the Group 2 Mortgage Loans. Under certain conditions referred to under “Priority of Distributions,” cashflows from one loan group may be used to make certain payments to the Certificate(s) related to the other loan group.

(6)

The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates (collectively, the “Subordinate Certificates”) are backed by the cashflows from the Group 1 and Group 2 Mortgage Loans.

(7)	Rating Agency Contacts: James Taylor, Standard & Poors, 212.438.6067; Rachel Peng, Moody’s; 212-553-3831.

Trust/Issuer:	Asset-Backed Certificates, Series 2006-BC1.

Depositor:	CWABS, Inc.

Seller:	Countrywide Home Loans, Inc (“Countrywide”).

Master Servicer:	Countrywide Home Loans Servicing LP.

Underwriter:	Countrywide Securities Corporation (Lead Manager).

Trustee/Custodian:	The Bank of New York, a New York banking corporation.

Offered Certificates:

The (i) Class 1-A and Class 2-A Certificates (together, the “Senior Certificates”) and (ii) the Subordinate Certificates (other than the Class M-6, which is not offered herein, and the Class M-7, Class M-8 and Class B Certificates, which have been privately placed) are referred to herein together as the “Offered Certificates.”

Non-Offered Certificates:	The “Non-Offered Certificates” consist of the Class C, Class P and Class A-R Certificates. The Offered Certificates and Non-Offered Certificates are together referred to herein as the “Certificates.”

Federal Tax Status:	It is anticipated that the Offered Certificates will represent ownership of REMIC regular interests for tax purposes.

Registration:	The Offered Certificates will be available in book-entry form through DTC, Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	As to any Mortgage Loan delivered on the closing date, the later of March 1, 2006 and the origination date of such Mortgage Loan.

Expected Pricing Date:	March [3], 2006.

Expected Closing Date:	March [30], 2006.

Expected Settlement Date:	March [30], 2006.

Distribution Date:	The 25th day of each month (or, if not a business day, the next succeeding business day), commencing in April 2006.

Accrued Interest:	The price to be paid by investors for the Offered Certificates will not include accrued interest (i.e., settling flat).

Interest Accrual Period:

The “Interest Accrual Period” for each Distribution Date with respect to the Offered Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 day basis).

ERISA Eligibility:

The Offered Certificates are expected to be eligible for purchase by employee benefit plans and similar plans and arrangements that are subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, that qualify under an investor based prohibited transaction class exemption, as described in the prospectus.

SMMEA Eligibility:	The Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination:

The “Clean-up Call” may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the sum of the original Pre-Funded Amount and the aggregate principal balance of the Closing Date Pool as of the Cut-off Date.

Pricing Prepayment Speed:	The Offered Certificates were priced based on the following collateral prepayment assumptions:

Fixed Rate 1st Lien Mortgage Loans

100% PPC, which assumes 22% HEP (i.e., prepayments start at 2.2% CPR in month one, and increase by 2.2% CPR each month to 22% CPR in month ten, and remain at 22% CPR thereafter); provided, however, the prepayment rate will not exceed 85% CPR per annum in any period for any percentage of PPC.

Fixed Rate 2nd Lien Mortgage Loans

100% PPC, which assumes 15% CPR in month 1, an additional 1/11th of 20% CPR for each month thereafter, building to 35% CPR in month 12 and remaining at 35% CPR thereafter; provided, however, the prepayment rate will not exceed 85% CPR per annum in any period for any percentage of PPC.

Adjustable Rate Mortgage Loans

100% PPC, which assumes 6% CPR in month 1, an additional 1/11th of 22% CPR for each month thereafter, building to 28% CPR in month 12 and remaining constant at 28% CPR until month 33, increasing to and remaining constant at 50% CPR from month 34 until month 38, decreasing 1/4th of 20% CPR for each month thereafter, decreasing to 30% CPR in month 42 and remaining constant at 30% CPR from month 43 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR per annum in any period for any percentage of PPC.

Mortgage Loans:

The collateral tables included in this Preliminary Term Sheet as Appendix A represent an initial pool of Mortgage Loans with scheduled balances as of the Cut-off Date (the “Initial Pool”). It is expected that (a) additional mortgage loans will be included in the Trust on the Closing Date (together with the Initial Pool, the “Closing Date Pool”) and (b) certain Mortgage Loans may be prepaid or otherwise deleted from the pool of Mortgage Loans delivered to the Trust on the Closing Date. The characteristics of the Closing Date Pool will vary from the characteristics of the Initial Pool described herein, although any such difference is not expected to be material. See the attached collateral descriptions for additional information.

As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans was approximately $521,954,933 (the “Initial Mortgage Loans”). The Mortgage Loans are fixed rate and adjustable rate mortgage loans. Approximately 31.81% of the Initial Mortgage Loans were originated by Decision One Mortgage.

Group 1 Initial Mortgage

Loans:

As of the Cut-off Date, the aggregate principal balance of the Initial Group I Mortgage Loans was approximately $150,000,344. The Group I Mortgage Loans were conforming balance Mortgage Loans made to borrowers with credit-blemished histories. Approximately 41.31% of the Mortgage Loans were originated by Decision One Mortgage.

Group 2 Initial Mortgage

Loans:

As of the Cut-off Date, the aggregate principal balance of the Initial Group 2 Mortgage Loans was approximately $371,954,589. The Group 2 Mortgage Loans were non-conforming balance Mortgage Loans made to borrowers with credit-blemished histories. Approximately 10.71% and 27.98% of the Mortgage Loans were originated by Encore Credit Corporation and Decision One Mortgage respectively.

Pre-Funded Amount:

A deposit of not more than $131,250,000 (the “Pre-Funded Amount”) will be made to a pre-funding account (the “Pre-Funding Account”) on the Closing Date. From the Closing Date through May 31, 2006 (the “Funding Period”), the Pre-Funded Amount will be used to purchase subsequent mortgage loans (the “Subsequent Mortgage Loans”), which will be included in the Trust to create a final pool of Mortgage Loans (the “Final Pool”). The characteristics of the Final Pool will vary from the characteristics of the Closing Date Pool, although any such difference is not expected to be material. It is expected that, after giving effect to the purchase of Subsequent Mortgage Loans during the Funding Period, the Final Pool of Mortgage Loans will be comprised of approximately $150,875,440 of mortgage loans with conforming balances (the “Group 1 Mortgage Loans”) and approximately $374,124,560 of mortgage loans (the “Group 2 Mortgage Loans”, and together with the Group 1 Mortgage Loans, the “Mortgage Loans”). Any portion of the Pre-Funded Amount remaining on the last day of the Funding Period will be distributed as principal on the applicable Senior Certificates on the immediately following Distribution Date.

Pass-Through Rate:	The Pass-Through Rate on each Class of Offered Certificates will be equal to the lesser of (a) one-month LIBOR plus the related margin for such Class, and (b) the related Net Rate Cap.

Adjusted Net

Mortgage Rate:

The “Adjusted Net Mortgage Rate” for each Mortgage Loan is equal to the gross mortgage rate of the Mortgage Loan less the sum of (a) the servicing fee rate, (b) the premium for any lender-paid mortgage insurance for that loan and (c) the trustee fee rate (such sum, the “Expense Fee Rate”).

Net Rate Cap:	The “Net Rate Cap” is generally equal to the following (subject to certain exceptions described in the prospectus supplement):

1-A

The weighted average Adjusted Net Mortgage Rate of the Group 1 Mortgage Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis) minus the percentage equivalent of a fraction, the numerator of which is (x) the product of (a) the Net Swap Payment (multiplied by 360 divided by the actual number of days in the related accrual period) or Swap Termination Payment (other than a Swap Termination Payment due to a Swap Provider Trigger Event) owed to the Swap Provider and (b) a fraction, the numerator of which is the net interest funds for Loan Group 1 and the denominator of which is the net interest funds for Loan Group 1 and Loan Group 2 and the denominator of which is (y) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 1.

2-A

The weighted average Adjusted Net Mortgage Rate of the Group 2 Mortgage Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis) minus the percentage equivalent of a fraction, the numerator of which is (x) the product of (a) the Net Swap Payment (multiplied by 360 divided by the actual number of days in the related accrual period) or Swap Termination Payment (other than a Swap Termination Payment due to a Swap Provider Trigger Event) owed to the Swap Provider and (b) a fraction, the numerator of which is the net interest funds for Loan Group 2 and the denominator of which is the net interest funds for Loan Group 1 and Loan Group 2 and the denominator of which is (y) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 2.

Subordinate

The weighted average of the Net Rate Cap for the Class 1-A Certificates and the Net Rate Cap for the Class 2-A Certificates, weighted on the basis of (x) the excess of the principal balance of the Mortgage Loans in the related Loan Group plus any amounts on deposit in the Pre-Funding Account in respect to that Loan Group over (y) the principal balance of the Class 1-A and Class 2-A Certificates, respectively.

Net Rate Carryover:

For any Class of Offered Certificates, on any Distribution Date, the “Net Rate Carryover” will equal the sum of (a) the excess of (i) the amount of interest that would have accrued if the applicable Pass-Through Rate had not been limited by the related Net Rate Cap over (ii) the amount of interest accrued based on the Net Rate Cap, and (b) the aggregate of any unpaid Net Rate Carryover from previous Distribution Dates together with accrued interest thereon at the related Pass-Through Rate (without giving effect to the Net Rate Cap). Net Rate Carryover will be paid to the extent available from Excess Cashflow as described under the heading “Certificates Priority of Distributions” below or from net swap payments made to the trust to the extent those payments are available for such purpose.

Swap Contract:                          On the Closing Date, Countrywide will enter into and then assign to the Trust a Swap Contract with notional amount as shown in an appendix hereto. Under the Swap Contract, the Trust will be obligated to pay an amount from collections on the Group 1 and Group 2 Mortgage Loans, equal to [5.05]% per annum on the lesser of (a) notional amount as set forth in the Swap Contract to the swap provider (on a 30/360 basis) and (b) the aggregate certificate principal balance of the Senior and Subordinate Certificates, and the Trust will be entitled to receive an amount equal to one-month LIBOR on the lesser of (a) notional amount as set forth in the Swap Contract from the swap provider (on an actual/360 basis) and (b) the aggregate certificate principal balance of the Senior and Subordinate Certificates, until the Swap Contract is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”) on each Distribution Date. Generally, any Net Swap Payment due to the swap provider on any Distribution Date will be paid prior to distributions to the Certificateholders. Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the swap administrator pursuant to the Pooling and Servicing Agreement and a swap administration agreement, and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement. Upon early termination of the Swap Contract, the Trust or the swap provider may be obligated to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Contract and will be paid on the related Distribution Date and on any subsequent

Distribution Date until paid in full. In the event that the Trust is required to make a Swap Termination Payment, payments, generally, will be paid prior to distributions to Certificateholders.

Credit Enhancement:	The Trust will include the following credit enhancement mechanisms, each of which is intended to provide credit support for some or all of the Offered Certificates, as the case may be:

1)	Subordination
2)	Overcollateralization, and
3)	Excess Cashflow

In addition, net Swap Payments (if any) received from the swap provider will be available for the purposes described below under “Swap Account”

Class	S&P/ Moody’s	Initial Subordination (1)	Target Subordination at Stepdown
1-A	[AAA/Aaa]	20.95%	41.90%
2-A	[AAA/Aaa]	20.95%	41.90%
M-1	[AA+/Aa1]	17.30%	34.60%
M-2	[AA/Aa2]	13.95%	27.90%
M-3	[AA-/Aa3]	11.90%	23.80%
M-4	[A+/NR]	5.30%	10.60%
M-5	[A/NR]	4.15%	8.30%
M-6	[A-/NR]	3.45%	6.90%
M-7	[BBB+/NR]	2.75%	5.50%
M-8	[BBB/NR]	2.00%	4.00%
B	[BBB-/NR]	1.30%	2.60%

(1)	Initial Overcollateralization at closing is [1.30]%. Does not include any credit for Excess Interest.

Subordination:

The Subordinate Certificates will be subordinate to, and provide credit support for, the Senior Certificates. Among the Subordinate Certificates, each Subordinate Certificate will rank in priority from highest to lowest in the following order: Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B, with each subsequent Class providing credit support for the prior Class or Classes, if any.

Overcollateralization:

On the Closing Date, the principal balance of the Mortgage Loans and any amounts in the Pre-Funding Account will exceed the principal balance of the Certificates, resulting in Overcollateralization equal to the Initial Overcollateralization Target (as defined below). Any realized losses on the Mortgage Loans will be covered first by Excess Cashflow and then by Overcollateralization. In the event that the Overcollateralization is so reduced, Excess Cashflow will be directed to pay principal on the Certificates, resulting in the limited acceleration of the Certificates relative to the amortization of the Mortgage Loans, until the Overcollateralization is restored to the Overcollateralization Target. Upon this event, the acceleration feature will cease, unless the amount of Overcollateralization is reduced below the Overcollateralization Target by realized losses.

Overcollateralization

Target:

Prior to the Stepdown Date, 1.30% of the sum of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and the Pre-Funded Amount (the “Initial Overcollateralization Target”). The initial amount of Overcollateralization will be approximately 1.30%.

On or after the Stepdown Date, the Overcollateralization Target will be equal to 2.60% of the aggregate principal balance of the Mortgage Loans for the related Distribution Date, subject to a floor of 0.50% (the “O/C Floor”) of the aggregate principal balance of the Mortgage Loans as of the Cut-off

Date and the original Pre-Funded Amount; provided, however, that if a Trigger Event (as described herein) is in effect on the related Distribution Date, the Overcollateralization Target will be equal to the Overcollateralization Target on the Distribution Date immediately preceding the Distribution Date on which such Trigger Event is in effect.

Excess Cashflow:	“Excess Cashflow” for any Distribution Date will be equal to the available funds remaining after interest and principal distributions as described under “Certificates Priority of Distributions.”

Trigger Event:	A “Trigger Event” will be in effect on a Distribution Date on or after the Stepdown Date if either (or both) a Delinquency Trigger or a Cumulative Loss Trigger is in effect on such Distribution Date.

Delinquency Trigger:

With respect to the Certificates, a “Delinquency Trigger” will occur if the three-month rolling average 60+ day delinquency percentage (including bankruptcy, foreclosure, and REO) for the outstanding Mortgage Loans equals or exceeds [38.19]% of the Senior Enhancement Percentage. As used above, the “Senior Enhancement Percentage” with respect to any Distribution Date is the percentage equivalent of a fraction, the numerator of which is equal to: (a) the excess of (i) the aggregate current principal balance of the Mortgage Loans for the preceding Distribution Date, over (ii) the aggregate certificate principal balance of the most senior class or classes of Certificates as of the preceding master servicer advance date, and the denominator of which is equal to (b) the aggregate current principal balance of the Mortgage Loans for the preceding Distribution Date.

Cumulative Loss Trigger:

A “Cumulative Loss Trigger” will be in effect on a Distribution Date on or after the Stepdown Date if the aggregate amount of realized losses on the Mortgage Loans exceeds the applicable percentage of the sum of the principal balance of the Mortgage Loans as of the Cut-off Date and the Pre-Funded Amount, as set forth below:

Period (month)	Percentage
25 – 36	[TBD]% with respect to April 2007, plus an additional 1/12th of [TBD]% for each month thereafter
37 – 48	[3.75]% with respect to April 2008, plus an additional 1/12th of [1.25]% for each month thereafter
49 – 60	[5.00]% with respect to April 2009, plus an additional 1/12th of [0.75]% for each month thereafter
61 – 72	[5.75]% with respect to April 2010, plus an additional 1/12th of [0.50]% for each month thereafter
73+	[6.25]%

Stepdown Date:	The earlier to occur of:
(i)	the Distribution Date on which the aggregate certificate principal balance of the Senior Certificates is reduced to zero; and
(ii)	the later to occur of:
a.	the Distribution Date in April 2009
b.

the first Distribution Date on which the aggregate certificate principal balance of the Senior Certificates is less than or equal to 58.10% of the principal balance of the Mortgage Loans for such Distribution Date.

Allocation of Losses:

Any realized losses on the Mortgage Loans not covered by Excess Interest or Overcollateralization will be allocated to each class of Subordinate Certificates, in the following order: to the Class B, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the respective certificate principal balance of such class has been reduced to zero. In addition, if the aggregate certificate principal balance of the Subordinate Certificates is reduced to zero as a result of the allocation of realized losses, then (i) any additional realized losses on the Group 1 Mortgage Loans will be allocated to the Class 1-A Certificates until its certificate principal balance has been reduced to zero and (ii) any additional realized losses on the Group 2 Mortgage Loans will be allocated, pro rata to each class of Class 2-A Certificates, based on the certificate principal balance thereof, until the certificate principal balance of such each class has been reduced to zero.

Certificates Priority of Distributions:	Available funds from the Mortgage Loans will be distributed in the following order of priority

1)

From available funds from the Group 1 and Group 2 Mortgage Loans, pro rata, based on the interest funds related to such loan group for such Distribution Date, to the Swap Account, any Net Swap Payment and Swap Termination Payment for such Distribution Date (other than any Swap Termination Payment resulting from a swap provider trigger event) owed to the Swap Provider;

2)

Interest funds, sequentially, as follows: (a) concurrently, (i) from interest collections related to the Group 1 Mortgage Loans, to the Class 1-A Certificates, current and unpaid interest, and (ii) from interest collections related to the Group 2 Mortgage Loans, to each class of Class 2-A Certificates, current and unpaid interest, pro rata based on their entitlements, then (b) current interest, sequentially, to the Subordinate Certificates;

3)

Principal funds, sequentially, as follows: (a) concurrently, (i) from principal collections related to the Group 1 Mortgage Loans, to pay the Class 1-A Certificates and (ii) from principal collections related to the Group 2 Mortgage Loans, to pay the Class 2-A Certificates (as described below under “Class 2-A Principal Distributions” below), then (b) from any remaining principal funds related to all of the Mortgage Loans sequentially, to the Subordinate Certificates;

4)	Excess Cashflow to the Senior Certificates and Subordinate Certificates to restore or maintain Overcollateralization, as described under “Overcollateralization Target”
5)	To pay any unpaid realized losses on each class of Senior Certificates, pro rata;
6)	Any remaining Excess Cashflow to pay previously unpaid interest and unreimbursed realized loss amounts sequentially to the Subordinate Certificates;
7)

Any remaining Excess Cashflow to pay related Net Rate Carryover for each class of Senior Certificates and Subordinate Certificates, payable on a pro rata basis, first based on the certificate principal balances therof and second based on any remaining unpaid Net Rate Carryover; and

8)	To the Non-Offered Certificates, any remaining amounts as described in the pooling and servicing agreement.

Principal Paydown:

Prior to the Stepdown Date or if a Trigger Event is in effect on any Distribution Date, 100% of the available principal funds from each Loan Group will be paid to the related Senior Certificates (as described below under “Class 1-A Principal Distributions” and “Class 2-A Principal Distributions”), provided, however, that if the Senior Certificates have been retired, such amounts will be applied sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates. If, prior to the Stepdown Date or in a period when a Trigger Event is in effect, one group of Senior Certificates are retired prior to the other group of Senior Certificates, 100% of the principal collections on the related Mortgage Loans will be paid to the remaining Senior Certificates until they are retired.

On any Distribution Date on or after the Stepdown Date, and if a Trigger Event is not in effect on such Distribution Date, the Offered Certificates will be entitled to receive payments of principal in the following order of priority: (i) first, concurrently and pro rata based on the related principal distribution amount to be paid to such class, to (a) the Class 1-A Certificates (as described below under “Class 1-A Principal Distributions”) and (b) the Class 2-A Certificates (as described below under “Class 2-A Principal Distributions”), such that the unpaid principal balance of the Senior Certificates in the aggregate will have 41.90% subordination, (ii) second, to the Class M-1 Certificates such that the Class M-1 Certificates will have 34.60% Subordination, (iii) third, to the Class M-2 Certificates such that the Class M-2 Certificates will have 27.90% Subordination, (iv) fourth, to the Class M-3 Certificates such that the Class M-3 Certificates will have 23.80% Subordination, (v) fifth, to the Class M-4 Certificates such that the Class M-4 Certificates will have 10.60% Subordination, (vi) sixth, to the Class M-5 Certificates such that the Class M-5 Certificates will have 8.30% Subordination, (vii) seventh, to the Class M-6 Certificates such that the Class M-6 Certificates will have 6.90% Subordination, (viii) eighth, to the Class M-7 Certificates, such that the Class M-7 Certificates will have 5.50% Subordination, (ix) ninth, to the Class M-8 Certificates such that the Class M-8 Certificates will have

4.00% Subordination and (x) tenth, to the Class B Certificates such that the Class B Certificates will have 2.60% Subordination; each subject to the O/C Floor.

All prepayment charges collected on the Mortgage Loans will go to the Class P Certificates and will not be available for payment to any other Class of Certificates.

Class 2-A

Principal Distributions:

Principal distributed on the Class 2-A Certificates will be applied sequentially to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, in that order, in each case until the certificate principal balance thereof has been reduced to zero.

Swap Account:	Funds deposited into the Swap Account on a Distribution Date will include:

(i)	the Net Swap Payment owed to the swap provider for such Distribution Date,
(ii)	any Net Swap Payment received from the swap provider for such Distribution Date,

On each Distribution Date, following the distribution of any Excess Cashflow, payments will generally be distributed from the Swap Account as follows:

(i) to the swap provider, any Net Swap Payment owed to the swap provider pursuant to the Swap Agreement for such Distribution Date;

(ii) to the swap provider, any Swap Termination Payment owed to the swap provider not due to a swap provider trigger event pursuant to the Swap Agreement;

(iii) to the Senior Certificates, any unpaid interest, pro rata;

(iv) to the Subordinate Certificates, sequentially in the order of their payment priority, any unpaid interest;

(v) to the Senior Certificates and the Subordinate Certificates (as described above under “Certificates Priority of Distributions”) any amount necessary to restore or maintain Overcollateralization;

(vi) an amount equal to any remaining unpaid Net Rate Carryover with respect to the Senior Certificates and Subordinate Certificates, pro rata, based on the remaining unpaid Net Rate Carryover for each such certificates;

(vii) to the Senior Certificates, pro rata, any remaining unpaid realized loss amounts; and

(viii) to the Subordinate Certificates, sequentially, any remaining unpaid realized loss amounts; and

(ix) to the swap provider, any Swap Termination Payment owed to the Swap Provider specifically due to a Swap Provider trigger event pursuant to the Swap Agreement.

[Discount Margin Tables, Swap Schedule, Available Funds Schedule, and Collateral Tables to Follow]

Discount Margin Tables (1)

Class 1-A (To Call)
Margin	0.20%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	20	20	20	20	20
WAL (yr)	4.49	2.97	2.10	1.46	1.20
MDUR (yr)	3.71	2.61	1.92	1.38	1.15
First Prin Pay	04/06	04/06	04/06	04/06	04/06
Last Prin Pay	01/20	05/15	10/12	03/11	11/08

Class 1-A (To Maturity)
Margin	0.20%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	21	21	21	21	20
WAL (yr)	4.78	3.18	2.24	1.52	1.20
MDUR (yr)	3.84	2.73	2.01	1.42	1.15
First Prin Pay	04/06	04/06	04/06	04/06	04/06
Last Prin Pay	02/32	09/24	07/19	08/15	11/08

Class 2-A-1 (To Call)
Margin	0.07%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	7	7	7	7	7
WAL (yr)	1.86	1.32	1.00	0.80	0.66
MDUR (yr)	1.75	1.26	0.96	0.78	0.65
First Prin Pay	04/06	04/06	04/06	04/06	04/06
Last Prin Pay	01/10	10/08	04/08	11/07	07/07

Class 2-A-1 (To Maturity)
Margin	0.07%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	7	7	7	7	7
WAL (yr)	1.86	1.32	1.00	0.80	0.66
MDUR (yr)	1.75	1.26	0.96	0.78	0.65
First Prin Pay	04/06	04/06	04/06	04/06	04/06
Last Prin Pay	01/10	10/08	04/08	11/07	07/07

(1) See definition of Pricing Prepayment Speed above.

Discount Margin Tables (1)

Class 2-A-2 (To Call)
Margin	0.18%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	18	18	18	18	18
WAL (yr)	6.90	4.45	3.00	2.20	1.85
MDUR (yr)	5.73	3.93	2.75	2.07	1.75
First Prin Pay	01/10	10/08	04/08	11/07	07/07
Last Prin Pay	04/18	02/14	12/11	12/08	08/08

Class 2-A-2 (To Maturity)
Margin	0.18%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	18	18	18	18	18
WAL (yr)	6.90	4.45	3.00	2.20	1.85
MDUR (yr)	5.73	3.93	2.75	2.07	1.75
First Prin Pay	01/10	10/08	04/08	11/07	07/07
Last Prin Pay	04/18	02/14	12/11	12/08	08/08
Class 2-A-3 (To Call)
Margin	0.29%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	29	29	29	29	29
WAL (yr)	13.57	8.98	6.46	3.58	2.53
MDUR (yr)	9.78	7.18	5.48	3.24	2.36
First Prin Pay	04/18	02/14	12/11	12/08	08/08
Last Prin Pay	01/20	05/15	10/12	03/11	11/08

Class 2-A-3 (To Maturity)
Margin	0.29%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	33	34	35	36	29
WAL (yr)	17.22	11.78	8.63	4.99	2.53
MDUR (yr)	11.29	8.69	6.85	4.21	2.36
First Prin Pay	04/18	02/14	12/11	12/08	08/08
Last Prin Pay	06/33	10/26	08/21	02/18	11/08

(1) See definition of Pricing Prepayment Speed above.

Discount Margin Tables (1)

Class M-1 (To Call)
Margin	0.35%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	35	35	35	35	35
WAL (yr)	9.03	5.93	4.88	4.99	3.58
MDUR (yr)	7.02	4.99	4.27	4.37	3.25
First Prin Pay	06/10	06/09	02/10	03/11	11/08
Last Prin Pay	01/20	05/15	10/12	03/11	01/10

Class M-1 (To Maturity)
Margin	0.35%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	36	36	36	38	41
WAL (yr)	9.95	6.60	5.39	6.13	5.98
MDUR (yr)	7.40	5.36	4.60	5.22	5.05
First Prin Pay	06/10	06/09	02/10	05/11	11/08
Last Prin Pay	08/30	08/23	01/19	02/16	09/15

Class M-2 (To Call)
Margin	0.37%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	37	37	37	37	37
WAL (yr)	9.03	5.92	4.71	4.75	3.82
MDUR (yr)	7.01	4.98	4.13	4.19	3.45
First Prin Pay	06/10	05/09	11/09	07/10	01/10
Last Prin Pay	01/20	05/15	10/12	03/11	01/10

Class M-2 (To Maturity)
Margin	0.37%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	38	38	38	38	40
WAL (yr)	9.92	6.57	5.20	5.14	4.79
MDUR (yr)	7.39	5.34	4.45	4.47	4.21
First Prin Pay	06/10	05/09	11/09	07/10	04/10
Last Prin Pay	11/29	11/22	06/18	08/15	08/13

(1) See definition of Pricing Prepayment Speed above.

Discount Margin Tables (1)

Class M-3 (To Call)
Margin	0.39%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	39	39	39	39	39
WAL (yr)	9.03	5.91	4.62	4.37	3.79
MDUR (yr)	7.00	4.97	4.06	3.88	3.42
First Prin Pay	06/10	05/09	09/09	03/10	11/09
Last Prin Pay	01/20	05/15	10/12	03/11	01/10

Class M-3 (To Maturity)
Margin	0.39%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	40	40	40	40	40
WAL (yr)	9.89	6.54	5.09	4.73	4.14
MDUR (yr)	7.37	5.32	4.36	4.14	3.69
First Prin Pay	06/10	05/09	09/09	03/10	11/09
Last Prin Pay	11/28	01/22	11/17	02/15	03/13

Class M-4 (To Call)
Margin	0.65%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	65	65	65	65	65
WAL (yr)	9.03	5.91	4.52	4.01	3.37
MDUR (yr)	6.91	4.92	3.94	3.57	3.05
First Prin Pay	06/10	04/09	06/09	07/09	02/09
Last Prin Pay	01/20	05/15	10/12	03/11	01/10

Class M-4 (To Maturity)
Margin	0.65%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	66	67	67	67	67
WAL (yr)	9.78	6.45	4.93	4.32	3.62
MDUR (yr)	7.23	5.22	4.21	3.80	3.25
First Prin Pay	06/10	04/09	06/09	07/09	02/09
Last Prin Pay	03/28	06/21	05/17	10/14	12/12

(1) See definition of Pricing Prepayment Speed above.

Discount Margin Tables (1)

Class M-5 (To Call)
Margin	1.10%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	110	110	110	110	110
WAL (yr)	9.03	5.90	4.45	3.80	3.12
MDUR (yr)	6.76	4.84	3.84	3.36	2.82
First Prin Pay	06/10	04/09	05/09	06/09	01/09
Last Prin Pay	01/20	05/15	10/12	03/11	01/10

Class M-5 (To Maturity)
Margin	1.10%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	112	112	112	112	112
WAL (yr)	9.55	6.27	4.72	4.01	3.29
MDUR (yr)	6.97	5.04	4.01	3.51	2.95
First Prin Pay	06/10	04/09	05/09	06/09	01/09
Last Prin Pay	03/24	04/18	12/14	11/12	05/11

(1) See definition of Pricing Prepayment Speed above.

Group 1

ARM and Fixed $150,000,344

Detailed Report

Summary of Loans in Statistical Calculation Pool			Range
(As of Calculation Date)
Total Number of Loans		842
Total Outstanding Balance		$150,000,344
Average Loan Balance		$178,148	$12,929 to	$413,214
WA Mortgage Rate		7.150%	5.140% to	12.490%
Net WAC		6.641%	4.631% to	11.981%
ARM Characteristics
WA Gross Margin		6.070%	3.875% to	7.990%
WA Months to First	Roll	19	2 to	56
WA First Periodic Cap		2.975%	1.000% to	3.000%
WA Subsequent Periodic	Cap	1.112%	1.000% to	2.000%
WA Lifetime Cap		13.370%	11.140% to	16.940%
WA Lifetime Floor		7.074%	4.625% to	9.940%
WA Original Term (months)		358	180 to	360
WA Remaining Term (months)		352	125 to	357
WA LTV		81.15%	35.99% to	100.00%
Percentage of Pool with	CLTV > 100%	0.00%
WA Effective LTV (Post MI)		80.59%
Second Liens w/100%	CLTV	0.32%
WA FICO		613
WA DTI%		43.11%
Secured by (% of pool)	1st Liens	99.27%
	2nd Liens	0.73%
Prepayment Penalty at Loan Orig (% of all loans)		84.04%

Top 5 States		Top 5 Prop		Doc Types		Purpose Codes		Occ Codes		Grades		Orig PP Term
CA	19.44%	SFR	78.44%	FULL	54.00%	RCO	45.26%	OO	97.78%	PP	72.98%	0	15.96%
FL	9.19%	PUD	11.07%	STATED I	46.00%	PUR	44.54%	INV	1.53%	PR	13.66%	6	0.06%
MD	5.62%	CND	6.98%			RNC	10.20%	2H	0.68%	B	7.42%	12	2.89%
VA	4.43%	2 FAM	1.91%							A-	3.41%	24	63.19%
MN	4.31%	3 FAM	0.83%							C	2.53%	36	17.90%

PROGRAM
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
30Y LIB6M	$680,049	4	0.45	$170,012	7.346	354.61	579	87.7
1/29 LIB6M	$1,571,387	6	1.05	$261,898	6.868	353.92	628	83.4
2/28 LIB6M	$51,691,773	290	34.46	$178,247	7.475	354.02	593	81.6
2/28 LIB6M - IO - 24	$2,397,644	11	1.60	$217,968	6.824	354.44	654	77.9
2/28 LIB6M - IO - 60	$13,110,171	61	8.74	$214,921	6.794	354.93	669	80.0
2/28 LIB6M 40/30 Balloon	$54,895,368	298	36.60	$184,213	6.853	354.75	612	80.9
3/27 LIB6M	$8,932,120	45	5.95	$198,492	7.344	354.30	599	82.3
3/27 LIB6M - IO - 36	$543,127	4	0.36	$135,782	7.401	351.84	671	80.0
3/27 LIB6M - IO - 60	$1,801,020	9	1.20	$200,113	6.999	354.84	687	80.0
3/27 LIB6M 40/30 Balloon	$1,134,703	6	0.76	$189,117	6.434	354.89	650	79.3
5/25 LIB6M	$79,826	1	0.05	$79,826	8.650	356.00	612	59.9
5/25 LIB6M - IO - 60	$300,000	1	0.20	$300,000	6.900	355.00	674	80.0
15Yr Fixed	$363,649	3	0.24	$121,216	7.646	174.32	615	60.2
15Yr Fixed - 2ND	$532,031	17	0.35	$31,296	7.100	170.72	711	86.3
20Yr Fixed	$108,847	1	0.07	$108,847	7.900	234.00	611	88.7
30Yr Fixed	$7,980,133	46	5.32	$173,481	7.420	353.91	613	80.5
30Yr Fixed - 2ND	$81,427	2	0.05	$40,713	8.839	326.03	702	100.0
30/15 Fixed Balloon	$446,224	3	0.30	$148,741	7.279	173.20	648	84.2
30/15 Fixed Balloon - 2ND	$479,369	18	0.32	$26,632	10.829	167.40	616	98.4
40/30 Fixed Balloon	$2,871,477	16	1.91	$179,467	7.189	354.77	636	81.9

	$150,000,344	842	100.00	$178,148	7.150	352.09	613	81.2

ORIGINAL TERM
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
ARM 360	$137,137,188	736	91.42	$186,328	7.117	354.44	612	81.1
FIXED 180	$1,821,272	41	1.21	$44,421	8.234	171.17	651	83.8
FIXED 240	$108,847	1	0.07	$108,847	7.900	234.00	611	88.7
FIXED 360	$10,933,036	64	7.29	$170,829	7.370	353.93	620	81.0

	$150,000,344	842	100.00	$178,148	7.150	352.09	613	81.2

RANGE OF CURRENT BALANCE
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
$0.01 - $25,000.00	$295,956	15	0.20	$19,730	9.095	166.70	666	93.6
$25,000.01 - $50,000.00	$974,705	26	0.65	$37,489	8.802	224.49	655	89.0
$50,000.01 - $75,000.00	$2,272,833	36	1.52	$63,134	7.540	344.27	609	80.4
$75,000.01 - $100,000.00	$6,605,509	75	4.40	$88,073	7.276	349.79	621	80.6
$100,000.01 - $150,000.00	$26,309,656	211	17.54	$124,690	7.246	353.61	614	81.6
$150,000.01 - $200,000.00	$33,405,075	191	22.27	$174,896	7.097	352.36	613	81.6
$200,000.01 - $250,000.00	$23,917,153	106	15.94	$225,634	7.205	353.02	606	81.2
$250,000.01 - $300,000.00	$23,533,189	86	15.69	$273,642	6.996	354.53	609	80.0
$300,000.01 - $350,000.00	$20,620,487	64	13.75	$322,195	7.162	354.53	612	81.4
$350,000.01 - $400,000.00	$10,033,307	27	6.69	$371,604	6.920	354.85	629	81.2
$400,000.01 - $450,000.00	$2,032,474	5	1.35	$406,495	7.001	354.80	603	75.4

	$150,000,344	842	100.00	$178,148	7.150	352.09	613	81.2

STATE
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
Alabama	$633,761	4	0.42	$158,440	6.874	353.97	613	79.6
Arizona	$6,302,117	46	4.20	$137,003	7.225	351.21	613	82.4
Arkansas	$111,480	1	0.07	$111,480	7.090	355.00	604	79.6
California	$29,160,215	120	19.44	$243,002	6.927	351.67	615	79.5
Colorado	$4,141,435	26	2.76	$159,286	7.296	354.59	622	82.5
Connecticut	$2,990,265	17	1.99	$175,898	7.538	354.45	588	86.2
Delaware	$1,172,022	6	0.78	$195,337	7.899	354.86	597	84.8
District of Columbia	$360,449	1	0.24	$360,449	9.375	356.00	634	95.0
Florida	$13,782,319	72	9.19	$191,421	7.442	351.63	607	82.3
Georgia	$4,615,793	30	3.08	$153,860	7.089	353.01	619	82.7
Idaho	$606,298	3	0.40	$202,099	7.200	356.00	666	84.8
Illinois	$6,129,010	32	4.09	$191,532	7.280	354.46	620	82.6
Indiana	$3,029,098	22	2.02	$137,686	7.076	354.33	621	81.7
Iowa	$323,539	3	0.22	$107,846	8.192	355.46	597	80.3
Kansas	$588,899	5	0.39	$117,780	7.407	355.00	644	82.0
Kentucky	$539,007	4	0.36	$134,752	7.074	353.57	608	82.2
Louisiana	$827,802	8	0.55	$103,475	6.962	349.92	624	81.3
Maine	$350,415	2	0.23	$175,208	6.633	354.52	639	80.0
Maryland	$8,424,514	37	5.62	$227,690	7.157	354.87	603	79.9
Massachusetts	$3,276,234	15	2.18	$218,416	7.216	353.19	596	78.3
Michigan	$4,310,075	28	2.87	$153,931	7.140	353.99	625	80.2
Minnesota	$6,462,359	40	4.31	$161,559	6.687	354.59	614	81.4
Mississippi	$742,583	8	0.50	$92,823	8.348	346.74	593	87.9
Missouri	$2,301,170	21	1.53	$109,580	7.509	348.34	607	82.0
Nebraska	$119,412	1	0.08	$119,412	6.890	354.00	742	80.0
Nevada	$3,638,675	18	2.43	$202,149	7.095	354.54	622	79.8
New Hampshire	$1,629,380	8	1.09	$203,672	6.726	354.10	632	82.2
New Jersey	$4,742,825	22	3.16	$215,583	7.427	354.13	580	80.7
New Mexico	$127,770	1	0.09	$127,770	6.990	353.00	586	82.3
New York	$4,587,421	16	3.06	$286,714	7.366	351.47	582	78.9
North Carolina	$2,229,269	22	1.49	$101,330	6.950	351.52	619	81.0
Ohio	$3,627,673	28	2.42	$129,560	6.876	350.23	629	81.9
Oklahoma	$543,279	5	0.36	$108,656	6.909	355.03	629	79.6
Oregon	$3,495,537	20	2.33	$174,777	6.705	351.86	633	79.2
Pennsylvania	$3,384,404	21	2.26	$161,162	7.436	354.07	607	83.8
Rhode Island	$524,662	2	0.35	$262,331	7.292	354.00	637	87.5
South Carolina	$1,150,804	8	0.77	$143,850	6.944	354.06	596	78.2
Tennessee	$1,655,733	14	1.10	$118,267	7.352	310.72	614	85.0
Texas	$3,410,949	29	2.27	$117,619	7.712	345.53	620	80.9
Utah	$1,307,171	9	0.87	$145,241	7.299	351.69	627	82.9

Vermont	$231,848	1	0.15	$231,848	7.125	349.00	541	71.3
Virginia	$6,650,933	31	4.43	$214,546	7.069	354.36	615	81.8
Washington	$5,006,297	29	3.34	$172,631	6.762	351.96	634	79.7
West Virginia	$213,009	2	0.14	$106,504	8.177	353.40	558	81.9
Wisconsin	$171,715	1	0.11	$171,715	7.540	354.00	614	80.0
Wyoming	$370,716	3	0.25	$123,572	7.311	315.32	605	80.0

	$150,000,344	842	100.00	$178,148	7.150	352.09	613	81.2

LOAN-TO-VALUE RATIOS
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
<= 50.00	$358,160	3	0.24	$119,387	6.947	222.76	617	42.6
50.01 - 55.00	$287,145	2	0.19	$143,572	7.414	355.17	605	53.4
55.01 - 60.00	$378,177	2	0.25	$189,088	6.954	353.63	576	60.0
60.01 - 65.00	$1,308,758	6	0.87	$218,126	7.501	354.38	551	63.6
65.01 - 70.00	$6,045,741	26	4.03	$232,528	6.979	354.40	585	69.1
70.01 - 75.00	$10,075,713	46	6.72	$219,037	7.456	354.03	560	74.2
75.01 - 80.00	$86,579,804	498	57.72	$173,855	6.848	353.79	633	79.8
80.01 - 85.00	$19,670,994	99	13.11	$198,697	7.501	353.43	584	84.4
85.01 - 90.00	$20,608,006	115	13.74	$179,200	7.658	349.20	595	89.8
90.01 - 95.00	$3,214,356	21	2.14	$153,065	8.111	344.26	620	95.0
95.01 - 100.00	$1,473,489	24	0.98	$61,395	9.350	297.37	609	99.6

	$150,000,344	842	100.00	$178,148	7.150	352.09	613	81.2

RANGE OF CURRENT GROSS COUPON
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
5.001 - 5.500	$2,161,054	13	1.44	$166,235	5.265	350.28	644	77.4
5.501 - 6.000	$12,663,677	62	8.44	$204,253	5.845	353.99	657	79.6
6.001 - 6.500	$23,145,038	123	15.43	$188,171	6.329	354.24	633	80.0
6.501 - 7.000	$35,970,509	187	23.98	$192,356	6.804	351.84	623	79.9
7.001 - 7.500	$29,008,664	160	19.34	$181,304	7.285	351.98	606	80.8
7.501 - 8.000	$25,362,844	149	16.91	$170,220	7.757	353.05	592	82.5
8.001 - 8.500	$10,966,883	66	7.31	$166,165	8.294	352.51	586	84.7
8.501 - 9.000	$7,546,871	46	5.03	$164,062	8.752	352.40	572	82.9
9.001 - 9.500	$1,917,515	14	1.28	$136,965	9.286	350.15	586	88.2
9.501 - 10.000	$850,343	9	0.57	$94,483	9.848	326.50	557	85.0
10.001 - 10.500	$24,396	1	0.02	$24,396	10.500	160.00	609	100.0
10.501 - 11.000	$114,881	3	0.08	$38,294	10.821	265.12	622	99.0
11.001 - 11.500	$174,793	6	0.12	$29,132	11.289	170.92	572	99.3
11.501 - 12.000	$22,904	1	0.02	$22,904	11.750	166.00	584	99.7
12.001 - 12.500	$69,971	2	0.05	$34,985	12.305	168.31	610	100.0

	$150,000,344	842	100.00	$178,148	7.150	352.09	613	81.2

PROPERTY TYPE
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
SFR	$117,660,726	667	78.44	$176,403	7.109	352.02	612	81.0
PUD	$16,603,766	82	11.07	$202,485	7.303	353.90	615	82.3
CND	$10,473,014	66	6.98	$158,682	7.238	350.25	619	82.4
2 FAM	$2,866,969	16	1.91	$179,186	7.611	350.64	599	79.7
3 FAM	$1,241,407	4	0.83	$310,352	6.920	355.50	619	77.3
CNDP	$455,806	2	0.30	$227,903	6.800	354.29	651	72.9
SFRA	$368,567	3	0.25	$122,856	7.031	355.63	606	78.8
4 FAM	$296,482	1	0.20	$296,482	8.550	355.00	590	85.0
TWN	$33,606	1	0.02	$33,606	11.130	174.00	609	100.0

	$150,000,344	842	100.00	$178,148	7.150	352.09	613	81.2

PURPOSE
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
RCO	$67,894,987	326	45.26	$208,267	7.330	352.80	592	80.4
PUR	$66,806,274	427	44.54	$156,455	7.001	351.47	635	81.8
RNC	$15,299,083	89	10.20	$171,900	7.000	351.64	609	81.6

	$150,000,344	842	100.00	$178,148	7.150	352.09	613	81.2

OCCUPANCY
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
OO	$146,674,366	822	97.78	$178,436	7.140	352.14	613	81.2
INV	$2,299,612	13	1.53	$176,893	7.788	352.39	613	76.2
2H	$1,026,366	7	0.68	$146,624	7.088	344.39	586	82.1

	$150,000,344	842	100.00	$178,148	7.150	352.09	613	81.2

RANGE OF MONTHS REMAINING TO SCHEDULED MATURITY
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
121 - 180	$1,821,272	41	1.21	$44,421	8.234	171.17	651	83.8
181 - 300	$108,847	1	0.07	$108,847	7.900	234.00	611	88.7
301 - 360	$148,070,225	800	98.71	$185,088	7.136	354.40	613	81.1

	$150,000,344	842	100.00	$178,148	7.150	352.09	613	81.2

COLLATERAL GROUPED BY DOCUMENT TYPE
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
FULL	$80,993,691	493	54.00	$164,287	6.953	352.15	606	81.6
STATED INCOME	$69,006,653	349	46.00	$197,727	7.382	352.02	621	80.6

	$150,000,344	842	100.00	$178,148	7.150	352.09	613	81.2

COLLATERAL GROUPED BY FICO
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
801 - 820	$33,536	1	0.02	$33,536	7.375	178.00	802	90.0
781 - 800	$637,885	2	0.43	$318,942	6.214	354.41	784	80.0
761 - 780	$784,634	8	0.52	$98,079	6.804	338.90	769	80.9
741 - 760	$1,044,250	8	0.70	$130,531	6.666	350.95	746	80.0
721 - 740	$1,847,868	15	1.23	$123,191	6.705	347.16	731	80.4
701 - 720	$3,397,087	20	2.26	$169,854	6.688	343.75	709	80.7
681 - 700	$5,286,261	31	3.52	$170,525	6.557	339.65	691	79.2
661 - 680	$10,662,166	56	7.11	$190,396	6.449	354.05	670	79.7
641 - 660	$18,494,502	101	12.33	$183,114	6.707	353.04	649	79.4
621 - 640	$20,878,892	119	13.92	$175,453	6.980	353.43	631	82.9
601 - 620	$21,171,827	129	14.11	$164,123	7.226	349.41	610	82.3
581 - 600	$25,826,538	150	17.22	$172,177	7.279	353.96	591	82.9
561 - 580	$18,772,497	93	12.51	$201,855	7.467	354.07	571	81.9
541 - 560	$11,928,655	61	7.95	$195,552	7.753	353.62	550	80.7
521 - 540	$7,802,308	39	5.20	$200,059	7.964	353.39	531	76.1
501 - 520	$1,397,596	8	0.93	$174,700	8.236	353.68	512	72.4
<= 500	$33,842	1	0.02	$33,842	11.250	166.00	438	100.0

	$150,000,344	842	100.00	$178,148	7.150	352.09	613	81.2

GRADE
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
A-	$5,117,921	28	3.41	$182,783	7.845	354.07	574	82.7
B	$11,130,710	51	7.42	$218,249	7.495	354.15	585	80.1
C	$3,787,577	19	2.53	$199,346	7.551	352.82	578	76.4
PP	$109,475,671	620	72.98	$176,574	7.065	352.56	621	81.3
PR	$20,488,464	124	13.66	$165,230	7.167	347.82	604	81.6

	$150,000,344	842	100.00	$178,148	7.150	352.09	613	81.2

COLLATERAL GROUPED BY PREPAYMENT PENALTY MONTHS
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
0	$23,935,558	156	15.96	$153,433	7.345	347.12	608	80.8
6	$87,751	1	0.06	$87,751	8.900	354.00	542	80.0
12	$4,335,606	19	2.89	$228,190	7.445	351.85	613	83.6
24	$94,787,084	521	63.19	$181,933	7.108	354.22	613	81.2
36	$26,854,345	145	17.90	$185,202	7.072	349.04	618	80.8

	$150,000,344	842	100.00	$178,148	7.150	352.09	613	81.2

RANGE OF MONTHS TO ROLL									(Excludes 106 Fixed Rate Mortgages)
	WA	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	MTR	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
0 - 6	5	$1,526,000	7	1.11	$218,000	7.168	353.72	596	86.9
7 - 12	9	$2,017,220	14	1.47	$144,087	7.344	349.63	607	82.8
13 - 18	18	$53,742,395	297	39.19	$180,951	7.014	353.50	606	80.9
19 - 24	19	$67,233,492	353	49.03	$190,463	7.178	355.34	616	81.1
25 - 31	30	$8,193,410	45	5.97	$182,076	7.102	353.76	626	81.7
32 - 37	32	$4,044,846	18	2.95	$224,714	7.367	356.04	606	80.7
>= 38	55	$379,826	2	0.28	$189,913	7.268	355.21	661	75.8

		$137,137,188	736	100.00	$186,328	7.117	354.44	612	81.1

RANGE OF MARGIN									(Excludes 106 Fixed Rate Mortgages)
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
3.001 - 4.000	$1,441,768	7	1.05	$205,967	6.814	355.31	635	78.7
4.001 - 5.000	$16,413,117	83	11.97	$197,748	6.064	354.71	647	79.9
5.001 - 6.000	$50,789,347	272	37.04	$186,726	6.743	354.35	623	80.7
6.001 - 7.000	$51,147,171	273	37.30	$187,352	7.478	354.41	601	81.3
7.001 - 8.000	$17,345,786	101	12.65	$171,740	8.172	354.46	576	83.4

6.070	$137,137,188	736	100.00	$186,328	7.117	354.44	612	81.1

RANGE OF MAXIMUM RATES									(Excludes 106 Fixed Rate Mortgages)
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
11.001 - 11.500	$2,161,582	12	1.58	$180,132	5.311	354.40	642	77.2
11.501 - 12.000	$10,797,204	51	7.87	$211,710	5.842	354.32	650	79.5
12.001 - 12.500	$16,880,506	93	12.31	$181,511	6.313	354.60	628	80.3
12.501 - 13.000	$24,704,288	124	18.01	$199,228	6.782	354.42	615	79.9
13.001 - 13.500	$24,691,613	126	18.01	$195,965	7.111	354.43	608	80.3
13.501 - 14.000	$27,542,280	153	20.08	$180,015	7.403	354.40	608	81.8
14.001 - 14.500	$13,240,634	76	9.66	$174,219	7.830	354.67	594	83.6
14.501 - 15.000	$8,859,088	54	6.46	$164,057	8.106	354.55	595	82.2
15.001 - 15.500	$3,897,241	20	2.84	$194,862	8.502	354.18	607	86.2
15.501 - 16.000	$3,081,105	18	2.25	$171,173	8.799	354.48	571	83.0
16.001 - 16.500	$852,129	6	0.62	$142,021	9.326	352.09	561	83.4
16.501 - 17.000	$429,517	3	0.31	$143,172	9.863	353.34	534	80.8

13.370	$137,137,188	736	100.00	$186,328	7.117	354.44	612	81.1

INITIAL PERIODIC RATE CAP									(Excludes 106 Fixed Rate Mortgages)
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
1.000	$151,557	1	0.11	$151,557	6.150	356.00	673	80.0
1.500	$452,000	2	0.33	$226,000	6.700	355.00	642	80.0
2.000	$2,402,760	11	1.75	$218,433	7.107	353.49	613	85.7
3.000	$134,130,872	722	97.81	$185,777	7.120	354.45	612	81.0

	$137,137,188	736	100.00	$186,328	7.117	354.44	612	81.1

SUBSEQUENT PERIODIC RATE CAP									(Excludes 106 Fixed Rate Mortgages)
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
1.000	$119,543,922	646	87.17	$185,053	7.083	354.52	613	81.0
1.500	$4,557,975	20	3.32	$227,899	6.978	354.73	627	82.7
2.000	$13,035,291	70	9.51	$186,218	7.481	353.58	596	81.2

	$137,137,188	736	100.00	$186,328	7.117	354.44	612	81.1

RANGE OF LIFETIME RATE FLOOR									(Excludes 106 Fixed Rate Mortgages)
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
4.001 - 5.000	$1,050,134	6	0.77	$175,022	6.099	353.23	650	80.9
5.001 - 6.000	$14,859,743	73	10.84	$203,558	5.840	354.22	646	79.4
6.001 - 7.000	$55,800,598	288	40.69	$193,752	6.658	354.51	627	80.2
7.001 - 8.000	$47,264,566	266	34.47	$177,686	7.517	354.46	597	81.6
8.001 - 9.000	$16,173,907	91	11.79	$177,735	8.487	354.53	576	84.2
9.001 - 10.000	$1,988,240	12	1.45	$165,687	9.436	353.69	574	86.4

	$137,137,188	736	100.00	$186,328	7.117	354.44	612	81.1

NEXT INTEREST ADJUSTMENT DATE									(Excludes 106 Fixed Rate Mortgages)
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
05/06	$151,557	1	0.11	$151,557	6.150	356.00	673	80.0
06/06	$135,640	1	0.10	$135,640	7.300	357.00	593	95.0
07/06	$148,111	1	0.11	$148,111	8.540	352.00	536	85.0
08/06	$845,951	3	0.62	$281,984	7.026	353.00	610	86.2
09/06	$244,742	1	0.18	$244,742	7.390	354.00	538	90.0
10/06	$725,436	3	0.53	$241,812	6.685	355.00	648	80.0
11/06	$319,851	2	0.23	$159,925	8.315	344.00	530	79.4
12/06	$195,143	2	0.14	$97,571	8.044	345.77	557	79.5
01/07	$70,908	1	0.05	$70,908	7.740	347.00	578	80.0
02/07	$365,657	3	0.27	$121,886	6.786	348.00	618	83.2
03/07	$618,108	4	0.45	$154,527	7.772	348.45	592	84.3
04/07	$226,647	1	0.17	$226,647	6.500	350.00	624	90.0
05/07	$526,709	4	0.38	$131,677	6.768	350.58	631	79.0
06/07	$1,540,146	9	1.12	$171,127	6.678	351.00	642	79.7
07/07	$3,742,950	22	2.73	$170,134	7.505	352.46	601	82.9
08/07	$15,056,373	86	10.98	$175,074	7.214	353.18	598	81.2
09/07	$45,852,647	247	33.44	$185,638	6.933	354.29	608	81.1
10/07	$34,774,590	184	25.36	$188,992	7.145	355.07	619	81.2
11/07	$17,907,341	88	13.06	$203,493	7.301	356.00	614	80.2
12/07	$1,070,600	8	0.78	$133,825	7.794	357.00	627	82.1
05/08	$209,261	2	0.15	$104,631	6.342	350.00	650	83.4
06/08	$1,009,088	6	0.74	$168,181	7.226	351.00	654	83.3
07/08	$467,780	3	0.34	$155,927	7.546	352.00	567	86.3
08/08	$847,042	5	0.62	$169,408	7.240	353.00	601	77.2
09/08	$2,169,706	10	1.58	$216,971	7.155	354.08	618	81.8

10/08	$3,490,532	19	2.55	$183,712	6.985	355.00	636	81.5
11/08	$3,888,581	17	2.84	$228,740	7.364	356.00	606	80.5
12/08	$156,265	1	0.11	$156,265	7.450	357.00	605	84.6
10/10	$300,000	1	0.22	$300,000	6.900	355.00	674	80.0
11/10	$79,826	1	0.06	$79,826	8.650	356.00	612	59.9

	$137,137,188	736	100.00	$186,328	7.117	354.44	612	81.1

INTEREST ONLY PERIOD (MONTHS)
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
0	$131,848,382	756	87.90	$174,403	7.193	351.72	605	81.4
24	$2,397,644	11	1.60	$217,968	6.824	354.44	654	77.9
36	$543,127	4	0.36	$135,782	7.401	351.84	671	80.0
60	$15,211,191	71	10.14	$214,242	6.820	354.92	671	80.0

	$150,000,344	842	100.00	$178,148	7.150	352.09	613	81.2

Group 2

ARM and Fixed $371,954,589

Detailed Report

Summary of Loans in Statistical Calculation Pool			Range
(As of Calculation Date)
Total Number of Loans		1,951
Total Outstanding Balance		$371,954,589
Average Loan Balance		$190,648	$11,800 to	$793,673
WA Mortgage Rate		7.281%	5.030% to	12.500%
Net WAC		6.772%	4.521% to	11.991%
ARM Characteristics
WA Gross Margin		6.259%	2.250% to	10.270%
WA Months to First	Roll	20	2 to	56
WA First Periodic Cap		2.944%	1.500% to	3.000%
WA Subsequent Periodic	Cap	1.156%	1.000% to	2.000%
WA Lifetime Cap		13.625%	11.140% to	19.000%
WA Lifetime Floor		7.257%	3.950% to	11.500%
WA Original Term (months)		358	180 to	360
WA Remaining Term (months)		352	158 to	357
WA LTV		76.36%	14.89% to	100.00%
Percentage of Pool with	CLTV > 100%	0.00%
WA Effective LTV (Post MI)		75.96%
Second Liens w/100%	CLTV	0.15%
WA FICO		617
WA DTI%		41.24%
Secured by (% of pool)	1st Liens	99.47%
	2nd Liens	0.53%
Prepayment Penalty at Loan Orig	(% of all loans)	85.28%

Top 5 States:		Top 5 Prop:		Doc Types:		Purpose Codes		Occ Codes		Grades		Orig PP Term
CA	27.69%	SFR	78.59%	FULL	59.11%	RCO	54.37%	OO	96.96%	PP	73.72%	0	14.72%
FL	9.72%	PUD	12.59%	STATED I	40.89%	PUR	37.84%	INV	2.06%	PR	11.02%	12	4.94%
AZ	6.71%	CND	4.80%			RNC	7.79%	2H	0.98%	A-	5.62%	13	0.29%
MD	4.83%	2 FAM	2.49%							B	5.50%	24	57.08%
VA	4.09%	3 FAM	0.55%							C	3.24%	36	20.07%
										D	0.78%	60	2.90%
										C-	0.13%

PROGRAM
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
30Y LIB6M	$145,312	1	0.04	$145,312	7.700	357.00	685	80.0
1/29 LIB6M	$1,277,470	4	0.34	$319,367	6.607	353.12	599	79.4
2/28 LIB6M	$103,253,585	583	27.76	$177,107	7.701	354.13	589	74.7
2/28 LIB6M - IO - 120	$268,000	1	0.07	$268,000	6.500	353.00	782	80.0
2/28 LIB6M - IO - 24	$13,030,051	58	3.50	$224,656	7.143	353.99	635	79.1
2/28 LIB6M - IO - 60	$98,248,963	433	26.41	$226,903	6.974	354.58	629	78.6
2/28 LIB6M 40/30 Balloon	$62,367,386	322	16.77	$193,688	7.086	354.76	614	77.8
3/27 LIB6M	$15,469,371	92	4.16	$168,145	7.802	353.95	609	77.8
3/27 LIB6M - IO - 120	$149,500	1	0.04	$149,500	7.250	353.00	799	80.0
3/27 LIB6M - IO - 36	$1,811,292	8	0.49	$226,412	7.588	353.20	659	85.9
3/27 LIB6M - IO - 60	$11,363,569	59	3.06	$192,603	7.102	354.45	630	79.1
3/27 LIB6M 40/30 Balloon	$2,890,762	17	0.78	$170,045	6.721	354.85	642	76.3
5/25 LIB6M	$790,731	4	0.21	$197,683	7.669	354.54	568	42.7
5/25 LIB6M - IO - 60	$1,475,699	8	0.40	$184,462	6.879	353.25	652	70.1
15Yr Fixed	$1,631,057	16	0.44	$101,941	7.817	175.42	608	64.3
15Yr Fixed - 2ND	$1,109,913	20	0.30	$55,496	7.066	173.41	726	84.7
20Yr Fixed	$694,620	4	0.19	$173,655	6.701	234.64	609	54.2
20Yr Fixed - 2ND	$93,538	1	0.03	$93,538	12.500	226.00	695	100.0
30Yr Fixed	$41,590,904	236	11.18	$176,233	7.296	354.37	632	71.5
30Yr Fixed - 2ND	$247,253	4	0.07	$61,813	10.205	344.33	642	100.0
30Yr Fixed - IO - 36	$124,800	1	0.03	$124,800	7.450	354.00	687	80.0
30Yr Fixed - IO - 60	$6,314,508	27	1.70	$233,871	6.986	353.98	657	75.6
30/15 Fixed Balloon	$179,204	2	0.05	$89,602	7.967	172.85	574	52.0
30/15 Fixed Balloon - 2ND	$530,227	9	0.14	$58,914	8.916	163.39	669	94.0
40/30 Fixed Balloon	$6,896,875	40	1.85	$172,422	6.695	354.52	682	76.2

	$371,954,589	1,951	100.00	$190,648	7.281	352.43	617	76.4

ORIGINAL TERM
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
ARM 360	$312,541,691	1,591	84.03	$196,444	7.290	354.39	613	77.1
FIXED 180	$3,450,400	47	0.93	$73,413	7.752	172.79	653	74.8
FIXED 240	$788,158	5	0.21	$157,632	7.389	233.62	619	59.6
FIXED 360	$55,174,340	308	14.83	$179,137	7.199	354.30	641	72.7

	$371,954,589	1,951	100.00	$190,648	7.281	352.43	617	76.4

RANGE OF CURRENT BALANCE
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
$0.01 - $25,000.00	$42,788	3	0.01	$14,263	8.051	171.04	672	87.3
$25,000.01 - $50,000.00	$494,561	12	0.13	$41,213	8.953	276.91	605	76.9
$50,000.01 - $75,000.00	$6,959,532	108	1.87	$64,440	8.011	317.34	634	77.3
$75,000.01 - $100,000.00	$18,613,529	207	5.00	$89,920	7.827	346.16	616	76.8
$100,000.01 - $150,000.00	$62,392,660	496	16.77	$125,792	7.405	351.86	619	76.2
$150,000.01 - $200,000.00	$70,033,657	398	18.83	$175,964	7.251	353.57	616	76.3
$200,000.01 - $250,000.00	$65,019,118	290	17.48	$224,204	7.179	354.06	610	75.0
$250,000.01 - $300,000.00	$50,907,260	186	13.69	$273,695	7.278	354.02	617	76.9
$300,000.01 - $350,000.00	$32,776,412	101	8.81	$324,519	7.140	354.28	617	75.9
$350,000.01 - $400,000.00	$24,674,723	66	6.63	$373,859	7.234	354.57	625	76.1
$400,000.01 - $450,000.00	$17,153,669	40	4.61	$428,842	7.145	354.36	625	79.8
$450,000.01 - $500,000.00	$12,890,472	27	3.47	$477,425	7.029	353.72	611	77.8
$500,000.01 - $550,000.00	$4,683,880	9	1.26	$520,431	6.967	353.43	595	80.7
$550,000.01 - $600,000.00	$1,727,807	3	0.46	$575,936	6.435	355.34	658	70.2
$600,000.01 - $650,000.00	$645,978	1	0.17	$645,978	7.790	354.00	679	75.0
$650,000.01 - $700,000.00	$660,352	1	0.18	$660,352	6.590	353.00	698	80.0

$700,000.01 - $750,000.00	$1,484,521	2	0.40	$742,261	7.620	354.51	581	73.8
$750,000.01 - $800,000.00	$793,673	1	0.21	$793,673	6.130	352.00	802	67.0

	$371,954,589	1,951	100.00	$190,648	7.281	352.43	617	76.4

STATE
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
Alabama	$665,630	8	0.18	$83,204	7.928	352.04	608	79.9
Alaska	$392,400	2	0.11	$196,200	6.630	355.00	704	80.0
Arizona	$24,948,248	136	6.71	$183,443	7.168	353.05	625	78.3
Arkansas	$196,211	2	0.05	$98,106	8.647	352.91	543	79.0
California	$103,006,867	386	27.69	$266,857	7.070	351.07	614	73.1
Colorado	$7,459,207	40	2.01	$186,480	7.327	353.18	615	81.5
Connecticut	$6,388,126	34	1.72	$187,886	7.526	354.70	584	76.8
Delaware	$1,224,431	7	0.33	$174,919	7.158	334.41	577	70.9
District of Columbia	$220,000	1	0.06	$220,000	7.375	356.00	643	80.0
Florida	$36,149,992	208	9.72	$173,798	7.490	352.35	607	75.7
Georgia	$8,957,954	54	2.41	$165,888	7.472	353.82	608	78.8
Idaho	$1,128,885	7	0.30	$161,269	7.488	354.58	607	80.2
Illinois	$11,599,694	67	3.12	$173,130	7.220	354.49	664	78.0
Indiana	$2,741,175	21	0.74	$130,532	7.712	354.51	613	82.8
Iowa	$795,530	7	0.21	$113,647	7.529	349.52	683	82.5
Kansas	$576,528	7	0.15	$82,361	8.185	355.12	610	85.8
Kentucky	$1,379,683	12	0.37	$114,974	7.799	355.25	614	81.7
Louisiana	$3,276,281	28	0.88	$117,010	7.564	352.14	623	81.5
Maine	$241,817	1	0.07	$241,817	8.590	356.00	663	80.0
Maryland	$17,964,455	80	4.83	$224,556	7.212	354.78	610	74.7
Massachusetts	$7,200,359	35	1.94	$205,725	6.799	353.87	601	69.8
Michigan	$8,940,538	63	2.40	$141,913	7.759	352.45	618	80.5
Minnesota	$8,465,804	50	2.28	$169,316	6.913	354.54	629	78.6
Mississippi	$1,936,464	17	0.52	$113,910	7.662	335.27	618	82.4
Missouri	$3,939,400	25	1.06	$157,576	7.466	354.09	616	82.4
Montana	$394,650	3	0.11	$131,550	6.769	354.79	612	80.0
Nebraska	$292,026	3	0.08	$97,342	6.672	354.78	680	81.9
Nevada	$12,405,665	55	3.34	$225,558	7.140	351.06	629	77.2
New Hampshire	$1,866,929	12	0.50	$155,577	7.151	354.75	616	74.6
New Jersey	$9,667,107	43	2.60	$224,816	7.740	354.54	587	74.5
New Mexico	$293,513	2	0.08	$146,757	7.545	354.00	606	80.0
New York	$11,049,134	36	2.97	$306,920	7.254	353.44	623	74.4
North Carolina	$5,068,297	35	1.36	$144,808	7.255	354.53	619	78.1
North Dakota	$264,926	2	0.07	$132,463	5.635	355.00	665	80.0
Ohio	$5,329,487	49	1.43	$108,765	7.413	349.93	627	79.8
Oklahoma	$761,925	7	0.20	$108,846	8.282	355.08	593	85.0
Oregon	$8,125,369	46	2.18	$176,638	6.764	354.78	654	78.7
Pennsylvania	$8,715,084	61	2.34	$142,870	7.666	347.72	614	79.3
Rhode Island	$3,874,115	16	1.04	$242,132	6.873	354.02	634	75.7
South Carolina	$1,826,040	14	0.49	$130,431	7.056	348.67	615	77.2

South Dakota	$248,989	2	0.07	$124,494	7.035	353.89	636	80.0
Tennessee	$4,632,914	42	1.25	$110,307	7.866	354.23	623	80.2
Texas	$7,388,635	69	1.99	$107,082	8.125	350.61	635	80.2
Utah	$1,549,845	11	0.42	$140,895	7.334	354.28	615	80.3
Vermont	$109,371	1	0.03	$109,371	6.500	354.00	513	59.8
Virginia	$15,204,493	72	4.09	$211,174	7.420	354.57	610	77.3
Washington	$10,112,480	53	2.72	$190,802	7.078	352.81	632	79.8
West Virginia	$858,880	3	0.23	$286,293	9.861	355.18	557	86.2
Wisconsin	$1,580,995	12	0.43	$131,750	7.938	353.87	613	77.1
Wyoming	$538,042	4	0.14	$134,511	6.746	353.00	608	80.0

	$371,954,589	1,951	100.00	$190,648	7.281	352.43	617	76.4

LOAN-TO-VALUE RATIOS
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
<= 50.00	$14,886,451	87	4.00	$171,109	7.259	346.52	592	41.5
50.01 - 55.00	$9,813,489	52	2.64	$188,721	7.323	351.03	586	52.7
55.01 - 60.00	$11,921,801	61	3.21	$195,439	7.233	351.90	580	57.6
60.01 - 65.00	$16,586,859	79	4.46	$209,960	7.241	352.85	591	63.0
65.01 - 70.00	$27,654,814	130	7.43	$212,729	7.236	353.17	605	68.6
70.01 - 75.00	$31,521,668	151	8.47	$208,753	7.409	352.37	590	73.8
75.01 - 80.00	$190,159,708	1,047	51.12	$181,623	7.049	354.01	641	79.8
80.01 - 85.00	$26,435,446	124	7.11	$213,189	7.676	352.19	579	84.3
85.01 - 90.00	$34,487,093	161	9.27	$214,206	7.806	349.50	598	89.5
90.01 - 95.00	$4,806,423	27	1.29	$178,016	8.725	344.30	605	95.0
95.01 - 100.00	$3,680,837	32	0.99	$115,026	9.196	333.60	621	99.8

	$371,954,589	1,951	100.00	$190,648	7.281	352.43	617	76.4

RANGE OF CURRENT GROSS COUPON
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
5.001 - 5.500	$3,266,960	16	0.88	$204,185	5.309	353.77	699	76.1
5.501 - 6.000	$25,209,521	118	6.78	$213,640	5.857	352.08	672	73.1
6.001 - 6.500	$56,947,471	266	15.31	$214,088	6.326	352.33	640	75.6
6.501 - 7.000	$92,498,533	470	24.87	$196,805	6.813	352.77	625	75.2
7.001 - 7.500	$65,421,079	339	17.59	$192,983	7.289	353.57	622	76.7
7.501 - 8.000	$57,324,174	299	15.41	$191,720	7.791	351.67	601	77.5
8.001 - 8.500	$28,089,699	163	7.55	$172,329	8.304	353.29	581	77.3
8.501 - 9.000	$24,689,465	142	6.64	$173,869	8.776	353.31	574	78.1
9.001 - 9.500	$7,807,393	54	2.10	$144,581	9.271	349.82	571	83.0
9.501 - 10.000	$7,274,666	47	1.96	$154,780	9.698	350.90	555	79.7
10.001 - 10.500	$1,725,203	18	0.46	$95,845	10.287	341.10	556	71.1
10.501 - 11.000	$1,283,103	13	0.34	$98,700	10.781	332.92	555	82.6
11.001 - 11.500	$231,879	3	0.06	$77,293	11.404	353.16	543	69.9
11.501 - 12.000	$39,977	1	0.01	$39,977	12.000	357.00	575	80.0
12.001 - 12.500	$145,466	2	0.04	$72,733	12.411	207.44	660	100.0

	$371,954,589	1,951	100.00	$190,648	7.281	352.43	617	76.4

PROPERTY TYPE
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
SFR	$292,326,934	1,545	78.59	$189,208	7.264	352.23	614	76.4
PUD	$46,821,167	231	12.59	$202,689	7.412	352.44	619	77.6
CND	$17,861,407	105	4.80	$170,109	7.111	353.99	652	77.1
2 FAM	$9,248,118	41	2.49	$225,564	7.322	354.53	635	71.8
3 FAM	$2,061,495	9	0.55	$229,055	7.441	354.29	626	70.0
4 FAM	$1,455,434	8	0.39	$181,929	7.187	355.14	635	61.2
SFRA	$1,355,707	9	0.36	$150,634	7.863	354.98	593	80.3
CNDP	$824,326	3	0.22	$274,775	7.839	352.29	626	70.0

	$371,954,589	1,951	100.00	$190,648	7.281	352.43	617	76.4

PURPOSE
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
RCO	$202,217,216	979	54.37	$206,555	7.356	352.52	595	73.0
PUR	$140,754,850	805	37.84	$174,851	7.231	352.27	650	80.7
RNC	$28,982,523	167	7.79	$173,548	7.004	352.66	613	79.0

	$371,954,589	1,951	100.00	$190,648	7.281	352.43	617	76.4

OCCUPANCY
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
OO	$360,655,940	1,881	96.96	$191,736	7.272	352.58	617	76.5
INV	$7,660,920	52	2.06	$147,325	7.591	344.53	637	70.4
2H	$3,637,729	18	0.98	$202,096	7.505	354.90	612	74.5

	$371,954,589	1,951	100.00	$190,648	7.281	352.43	617	76.4

RANGE OF MONTHS REMAINING TO SCHEDULED MATURITY
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
121 - 180	$3,450,400	47	0.93	$73,413	7.752	172.79	653	74.8
181 - 300	$845,425	6	0.23	$140,904	7.448	237.17	618	59.5
301 - 360	$367,658,764	1,898	98.85	$193,709	7.276	354.38	617	76.4

	$371,954,589	1,951	100.00	$190,648	7.281	352.43	617	76.4

COLLATERAL GROUPED BY DOCUMENT TYPE
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
FULL	$219,859,334	1,216	59.11	$180,805	7.138	352.96	608	77.3
STATED INCOME	$152,095,255	735	40.89	$206,932	7.488	351.67	631	75.0

	$371,954,589	1,951	100.00	$190,648	7.281	352.43	617	76.4

COLLATERAL GROUPED BY FICO
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
801 - 820	$1,464,493	5	0.39	$292,899	6.225	352.78	805	71.9
781 - 800	$5,239,243	26	1.41	$201,509	6.449	345.50	789	76.1
761 - 780	$7,332,949	37	1.97	$198,188	6.540	350.80	770	78.1
741 - 760	$6,071,076	35	1.63	$173,459	6.903	344.71	748	77.7
721 - 740	$9,784,293	50	2.63	$195,686	6.712	350.01	728	76.1
701 - 720	$10,158,461	63	2.73	$161,245	6.883	351.81	710	78.6
681 - 700	$14,176,503	77	3.81	$184,110	6.712	352.23	690	77.9
661 - 680	$20,562,259	112	5.53	$183,592	6.821	353.25	671	75.9
641 - 660	$35,495,642	189	9.54	$187,808	6.915	352.46	650	76.8
621 - 640	$42,217,574	219	11.35	$192,774	7.186	351.69	629	79.7
601 - 620	$54,418,754	289	14.63	$188,300	7.161	353.51	610	79.0
581 - 600	$65,498,060	332	17.61	$197,283	7.223	353.08	590	78.0
561 - 580	$36,301,798	180	9.76	$201,677	7.607	352.26	572	74.0
541 - 560	$30,969,391	152	8.33	$203,746	7.990	353.09	550	72.9
521 - 540	$21,598,109	122	5.81	$177,034	8.255	353.17	529	69.4
501 - 520	$10,124,973	59	2.72	$171,610	8.552	354.27	512	65.9
<= 500	$541,011	4	0.15	$135,253	8.055	337.76	500	58.5

	$371,954,589	1,951	100.00	$190,648	7.281	352.43	617	76.4

GRADE
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
A-	$20,906,728	96	5.62	$217,778	7.641	352.29	583	71.7
B	$20,460,966	104	5.50	$196,740	7.687	353.44	578	72.8
C	$12,055,624	67	3.24	$179,935	8.034	353.52	561	65.3
C-	$470,207	4	0.13	$117,552	9.490	351.75	518	62.1
D	$2,899,422	15	0.78	$193,295	7.639	354.65	572	64.6
PP	$274,188,704	1,448	73.72	$189,357	7.172	353.27	628	77.8
PR	$40,972,937	217	11.02	$188,815	7.356	345.96	600	75.4

	$371,954,589	1,951	100.00	$190,648	7.281	352.43	617	76.4

COLLATERAL GROUPED BY PREPAYMENT PENALTY MONTHS
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
0	$54,753,104	305	14.72	$179,518	7.603	348.12	621	76.4
12	$18,378,144	77	4.94	$238,677	7.214	354.17	630	75.3
13	$1,068,928	4	0.29	$267,232	7.128	355.74	614	66.9
24	$212,328,378	1,082	57.08	$196,237	7.224	354.20	612	77.0
36	$74,657,187	427	20.07	$174,841	7.243	350.40	624	75.2
60	$10,768,847	56	2.90	$192,301	7.180	350.34	626	74.4

	$371,954,589	1,951	100.00	$190,648	7.281	352.43	617	76.4

RANGE OF MONTHS TO ROLL									(Excludes 360 Fixed Rate Mortgages)
	WA	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	MTR	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
0 - 6	3	$718,820	3	0.23	$239,607	6.650	352.07	588	78.9
7 - 12	10	$4,323,388	28	1.38	$154,407	8.090	348.25	573	80.2
13 - 18	17	$105,653,175	532	33.80	$198,596	7.201	353.18	608	77.1
19 - 24	19	$168,710,966	843	53.98	$200,132	7.307	355.32	615	76.9
25 - 31	30	$22,119,574	118	7.08	$187,454	7.366	353.72	622	79.1
32 - 37	32	$8,749,337	55	2.80	$159,079	7.547	356.10	630	76.8
>= 38	54	$2,266,430	12	0.73	$188,869	7.155	353.70	623	60.6

		$312,541,691	1,591	100.00	$196,444	7.290	354.39	613	77.1

RANGE OF MARGIN									(Excludes 360 Fixed Rate Mortgages)
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
2.001 - 3.000	$545,900	2	0.17	$272,950	6.831	355.81	597	84.0
3.001 - 4.000	$1,795,125	10	0.57	$179,512	6.676	355.71	664	69.7
4.001 - 5.000	$33,142,888	164	10.60	$202,091	6.335	354.65	662	76.0
5.001 - 6.000	$111,839,341	537	35.78	$208,267	6.781	354.27	627	77.1
6.001 - 7.000	$102,000,215	534	32.64	$191,012	7.436	354.52	604	76.9
7.001 - 8.000	$45,849,106	237	14.67	$193,456	8.234	354.46	579	77.2
8.001 - 9.000	$15,702,820	93	5.02	$168,848	9.047	353.86	559	79.8
9.001 - 10.000	$1,589,083	13	0.51	$122,237	9.830	350.20	554	83.5
10.001 - 11.000	$77,213	1	0.02	$77,213	10.520	347.00	542	80.0

6.259	$312,541,691	1,591	100.00	$196,444	7.290	354.39	613	77.1

RANGE OF MAXIMUM RATES									(Excludes 360 Fixed Rate Mortgages)
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
11.001 - 11.500	$2,976,610	15	0.95	$198,441	5.445	353.85	710	78.7
11.501 - 12.000	$15,192,028	75	4.86	$202,560	5.832	354.08	654	74.6
12.001 - 12.500	$34,204,926	159	10.94	$215,125	6.299	354.20	628	76.4
12.501 - 13.000	$59,001,213	291	18.88	$202,753	6.724	354.43	619	76.0
13.001 - 13.500	$46,476,745	231	14.87	$201,198	7.036	354.40	619	76.9
13.501 - 14.000	$54,879,584	262	17.56	$209,464	7.363	354.43	607	76.7
14.001 - 14.500	$35,710,160	185	11.43	$193,028	7.752	354.70	611	77.9
14.501 - 15.000	$31,277,120	164	10.01	$190,714	8.213	354.40	594	77.9
15.001 - 15.500	$12,586,900	77	4.03	$163,466	8.592	354.51	585	80.6
15.501 - 16.000	$12,726,970	74	4.07	$171,986	9.033	354.21	574	79.1
16.001 - 16.500	$3,186,449	23	1.02	$138,541	9.385	353.51	579	81.0
16.501 - 17.000	$2,737,690	20	0.88	$136,885	9.778	354.44	554	79.3
17.001 - 17.500	$699,942	6	0.22	$116,657	10.327	354.07	559	77.4
17.501 - 18.000	$641,501	6	0.21	$106,917	10.781	353.62	559	80.1
18.001 - 18.500	$203,873	2	0.07	$101,937	11.391	354.28	537	65.8
18.501 - 19.000	$39,977	1	0.01	$39,977	12.000	357.00	575	80.0

13.625	$312,541,691	1,591	100.00	$196,444	7.290	354.39	613	77.1

INITIAL PERIODIC RATE CAP									(Excludes 360 Fixed Rate Mortgages)
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
1.500	$6,250,040	30	2.00	$208,335	7.369	353.65	616	79.0
2.000	$8,274,732	29	2.65	$285,336	6.541	352.98	627	78.3
3.000	$298,016,919	1,532	95.35	$194,528	7.309	354.44	612	77.0

	$312,541,691	1,591	100.00	$196,444	7.290	354.39	613	77.1

SUBSEQUENT PERIODIC RATE CAP									(Excludes 360 Fixed Rate Mortgages)
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
1.000	$252,963,118	1,325	80.94	$190,916	7.274	354.51	615	77.4
1.500	$21,692,040	94	6.94	$230,766	7.236	354.68	612	75.4
2.000	$37,886,533	172	12.12	$220,271	7.433	353.42	599	75.4

	$312,541,691	1,591	100.00	$196,444	7.290	354.39	613	77.1

RANGE OF LIFETIME RATE FLOOR									(Excludes 360 Fixed Rate Mortgages)
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
3.001 - 4.000	$84,455	1	0.03	$84,455	7.090	354.00	731	80.0
4.001 - 5.000	$2,218,295	10	0.71	$221,830	6.020	352.77	626	69.6
5.001 - 6.000	$24,144,089	118	7.73	$204,611	5.815	353.97	664	75.5
6.001 - 7.000	$124,968,524	600	39.98	$208,281	6.652	354.39	625	76.3
7.001 - 8.000	$99,201,249	498	31.74	$199,199	7.539	354.59	610	77.4
8.001 - 9.000	$46,970,338	261	15.03	$179,963	8.542	354.52	575	78.4
9.001 - 10.000	$13,146,889	85	4.21	$154,669	9.479	353.58	558	81.5
> 10.000	$1,807,851	18	0.58	$100,436	10.623	353.13	556	76.8

	$312,541,691	1,591	100.00	$196,444	7.290	354.39	613	77.1

NEXT INTEREST ADJUSTMENT DATE									(Excludes 360 Fixed Rate Mortgages)
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
05/06	$416,338	1	0.13	$416,338	6.250	350.00	578	85.7
06/06	$145,312	1	0.05	$145,312	7.700	357.00	685	80.0
08/06	$157,171	1	0.05	$157,171	6.740	353.00	524	59.6
10/06	$703,962	2	0.23	$351,981	6.788	355.00	629	80.0
11/06	$264,698	2	0.08	$132,349	9.229	345.00	553	83.2
12/06	$406,322	4	0.13	$101,580	8.966	345.49	548	82.0
01/07	$1,158,049	8	0.37	$144,756	8.570	346.53	555	83.2
02/07	$1,257,642	10	0.40	$125,764	8.001	347.74	586	77.4
03/07	$532,716	2	0.17	$266,358	7.745	348.00	538	77.6
04/07	$868,150	6	0.28	$144,692	7.552	349.20	579	78.7
05/07	$4,716,388	27	1.51	$174,681	6.928	350.12	606	80.7
06/07	$8,444,109	44	2.70	$191,912	6.745	351.00	616	81.4
07/07	$6,894,197	34	2.21	$202,770	7.685	352.18	604	79.5
08/07	$31,930,783	165	10.22	$193,520	7.222	353.18	604	76.1
09/07	$66,904,190	334	21.41	$200,312	7.186	354.21	611	76.8
10/07	$101,344,970	499	32.43	$203,096	7.222	355.03	617	77.3
11/07	$46,900,173	223	15.01	$210,315	7.456	356.00	608	75.3
12/07	$6,040,565	40	1.93	$151,014	8.049	356.02	621	79.0
01/08	$247,748	2	0.08	$123,874	9.343	346.00	587	87.8
02/08	$72,868	1	0.02	$72,868	6.640	348.00	611	80.0
04/08	$143,258	1	0.05	$143,258	9.450	349.00	530	82.3
05/08	$270,000	1	0.09	$270,000	7.990	350.00	598	90.0
06/08	$2,828,686	13	0.91	$217,591	7.428	351.00	614	81.5
07/08	$1,181,171	7	0.38	$168,739	7.879	352.00	597	80.4
08/08	$3,081,198	17	0.99	$181,247	7.480	353.00	646	78.9
09/08	$5,332,102	31	1.71	$172,003	6.995	354.04	635	80.0
10/08	$9,483,770	49	3.03	$193,546	7.382	355.02	614	77.2
11/08	$7,706,857	47	2.47	$163,976	7.435	356.00	634	76.8
12/08	$841,869	7	0.27	$120,267	8.895	357.00	615	78.2
05/10	$628,618	3	0.20	$209,539	6.867	350.00	602	68.1
09/10	$397,125	2	0.13	$198,563	6.285	354.00	619	57.8
10/10	$656,295	5	0.21	$131,259	7.019	355.00	661	75.6
11/10	$584,391	2	0.19	$292,196	8.207	356.00	604	37.5

	$312,541,691	1,591	100.00	$196,444	7.290	354.39	613	77.1

INTEREST ONLY PERIOD (MONTHS)
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
0	$239,168,207	1,355	64.30	$176,508	7.432	351.32	609	75.1
24	$13,030,051	58	3.50	$224,656	7.143	353.99	635	79.1
36	$1,936,092	9	0.52	$215,121	7.579	353.26	661	85.6
60	$117,402,739	527	31.56	$222,776	6.986	354.52	631	78.4
120	$417,500	2	0.11	$208,750	6.769	353.00	788	80.0

	$371,954,589	1,951	100.00	$190,648	7.281	352.43	617	76.4

Group 1 and 2

ARM and Fixed $521,954,933

Detailed Report

Summary of Loans in Statistical Calculation Pool			Range
(As of Calculation Date)
Total Number of Loans		2,793
Total Outstanding Balance		$521,954,933
Average Loan Balance		$186,880	$11,800 to	$793,673
WA Mortgage Rate		7.243%	5.030% to	12.500%
Net WAC		6.734%	4.521% to	11.991%
ARM Characteristics
WA Gross Margin		6.201%	2.250% to	10.270%
WA Months to First	Roll	20	2 to	56
WA First Periodic Cap		2.953%	1.000% to	3.000%
WA Subsequent Periodic	Cap	1.142%	1.000% to	2.000%
WA Lifetime Cap		13.547%	11.140% to	19.000%
WA Lifetime Floor		7.202%	3.950% to	11.500%
WA Original Term (months)		358	180 to	360
WA Remaining Term (months)		352	125 to	357
WA LTV		77.73%	14.89% to	100.00%
Percentage of Pool with	CLTV > 100%	0.00%
WA Effective LTV (Post MI)		77.29%
Second Liens w/100%	CLTV	0.20%
WA FICO		616
WA DTI%		41.78%
Secured by (% of pool)	1st Liens	99.41%
	2nd Liens	0.59%
Prepayment Penalty at Loan Orig	(% of all loans)	84.92%

Top 5 States:		Top 5 Prop:		Doc Types:		Purpose Codes		Occ Codes		Grades		Orig PP Term
CA	25.32%	SFR	78.55%	FULL	57.64%	RCO	51.75%	OO	97.20%	PP	73.51%	0	15.08%
FL	9.57%	PUD	12.15%	STATED I	42.36%	PUR	39.77%	INV	1.91%	PR	11.78%	6	0.02%
AZ	5.99%	CND	5.43%			RNC	8.48%	2H	0.89%	B	6.05%	12	4.35%
MD	5.06%	2 FAM	2.32%							A-	4.99%	13	0.20%
VA	4.19%	3 FAM	0.63%							C	3.04%	24	58.84%
										D	0.56%	36	19.45%
										C-	0.09%	60	2.06%

PROGRAM
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
30Y LIB6M	$825,361	5	0.16	$165,072	7.408	355.03	597	86.3
1/29 LIB6M	$2,848,857	10	0.55	$284,886	6.751	353.57	615	81.6
2/28 LIB6M	$154,945,358	873	29.69	$177,486	7.625	354.10	590	77.0
2/28 LIB6M - IO - 120	$268,000	1	0.05	$268,000	6.500	353.00	782	80.0
2/28 LIB6M - IO - 24	$15,427,695	69	2.96	$223,590	7.093	354.06	638	78.9
2/28 LIB6M - IO - 60	$111,359,134	494	21.34	$225,423	6.953	354.62	634	78.8
2/28 LIB6M 40/30 Balloon	$117,262,754	620	22.47	$189,133	6.977	354.75	613	79.3
3/27 LIB6M	$24,401,491	137	4.68	$178,113	7.635	354.08	605	79.5
3/27 LIB6M - IO - 120	$149,500	1	0.03	$149,500	7.250	353.00	799	80.0
3/27 LIB6M - IO - 36	$2,354,419	12	0.45	$196,202	7.545	352.89	662	84.6
3/27 LIB6M - IO - 60	$13,164,589	68	2.52	$193,597	7.088	354.51	638	79.3
3/27 LIB6M 40/30 Balloon	$4,025,465	23	0.77	$175,020	6.640	354.86	644	77.2
5/25 LIB6M	$870,557	5	0.17	$174,111	7.759	354.67	572	44.3
5/25 LIB6M - IO - 60	$1,775,699	9	0.34	$197,300	6.883	353.54	656	71.8
15Yr Fixed	$1,994,706	19	0.38	$104,985	7.786	175.22	609	63.6
15Yr Fixed - 2ND	$1,641,943	37	0.31	$44,377	7.077	172.54	721	85.2
20Yr Fixed	$803,466	5	0.15	$160,693	6.864	234.56	609	58.9
20Yr Fixed - 2ND	$93,538	1	0.02	$93,538	12.500	226.00	695	100.0
30Yr Fixed	$49,571,037	282	9.50	$175,784	7.316	354.29	629	73.0
30Yr Fixed - 2ND	$328,679	6	0.06	$54,780	9.867	339.80	657	100.0
30Yr Fixed - IO - 36	$124,800	1	0.02	$124,800	7.450	354.00	687	80.0
30Yr Fixed - IO - 60	$6,314,508	27	1.21	$233,871	6.986	353.98	657	75.6
30/15 Fixed Balloon	$625,428	5	0.12	$125,086	7.476	173.10	627	75.0
30/15 Fixed Balloon - 2ND	$1,009,596	27	0.19	$37,392	9.825	165.29	644	96.1
40/30 Fixed Balloon	$9,768,352	56	1.87	$174,435	6.840	354.59	669	77.9

	$521,954,933	2,793	100.00	$186,880	7.243	352.34	616	77.7

ORIGINAL TERM
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
ARM 360	$449,678,879	2,327	86.15	$193,244	7.238	354.40	612	78.3
FIXED 180	$5,271,673	88	1.01	$59,905	7.919	172.23	653	77.9
FIXED 240	$897,005	6	0.17	$149,501	7.451	233.67	618	63.2
FIXED 360	$66,107,376	372	12.67	$177,708	7.227	354.24	638	74.1

	$521,954,933	2,793	100.00	$186,880	7.243	352.34	616	77.7

RANGE OF CURRENT BALANCE
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
$0.01 - $25,000.00	$338,744	18	0.06	$18,819	8.963	167.25	667	92.8
$25,000.01 - $50,000.00	$1,469,266	38	0.28	$38,665	8.853	242.14	638	84.9
$50,000.01 - $75,000.00	$9,232,364	144	1.77	$64,114	7.895	323.97	627	78.1
$75,000.01 - $100,000.00	$25,219,037	282	4.83	$89,429	7.683	347.11	617	77.8
$100,000.01 - $150,000.00	$88,702,315	707	16.99	$125,463	7.358	352.38	617	77.8
$150,000.01 - $200,000.00	$103,438,733	589	19.82	$175,618	7.201	353.18	615	78.1
$200,000.01 - $250,000.00	$88,936,271	396	17.04	$224,587	7.186	353.78	609	76.7
$250,000.01 - $300,000.00	$74,440,449	272	14.26	$273,678	7.189	354.18	614	77.9
$300,000.01 - $350,000.00	$53,396,899	165	10.23	$323,618	7.148	354.38	615	78.0
$350,000.01 - $400,000.00	$34,708,030	93	6.65	$373,205	7.143	354.65	626	77.6
$400,000.01 - $450,000.00	$19,186,143	45	3.68	$426,359	7.130	354.40	623	79.4
$450,000.01 - $500,000.00	$12,890,472	27	2.47	$477,425	7.029	353.72	611	77.8
$500,000.01 - $550,000.00	$4,683,880	9	0.90	$520,431	6.967	353.43	595	80.7
$550,000.01 - $600,000.00	$1,727,807	3	0.33	$575,936	6.435	355.34	658	70.2
$600,000.01 - $650,000.00	$645,978	1	0.12	$645,978	7.790	354.00	679	75.0
$650,000.01 - $700,000.00	$660,352	1	0.13	$660,352	6.590	353.00	698	80.0

$700,000.01 - $750,000.00	$1,484,521	2	0.28	$742,261	7.620	354.51	581	73.8
$750,000.01 - $800,000.00	$793,673	1	0.15	$793,673	6.130	352.00	802	67.0

	$521,954,933	2,793	100.00	$186,880	7.243	352.34	616	77.7

STATE
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
Alabama	$1,299,391	12	0.25	$108,283	7.414	352.98	610	79.7
Alaska	$392,400	2	0.08	$196,200	6.630	355.00	704	80.0
Arizona	$31,250,364	182	5.99	$171,705	7.180	352.68	623	79.1
Arkansas	$307,691	3	0.06	$102,564	8.083	353.66	565	79.2
California	$132,167,082	506	25.32	$261,200	7.039	351.20	614	74.5
Colorado	$11,600,642	66	2.22	$175,767	7.316	353.68	617	81.8
Connecticut	$9,378,391	51	1.80	$183,890	7.530	354.62	585	79.8
Delaware	$2,396,453	13	0.46	$184,343	7.520	344.41	587	77.7
District of Columbia	$580,449	2	0.11	$290,224	8.617	356.00	637	89.3
Florida	$49,932,311	280	9.57	$178,330	7.477	352.15	607	77.5
Georgia	$13,573,748	84	2.60	$161,592	7.342	353.54	612	80.1
Idaho	$1,735,183	10	0.33	$173,518	7.387	355.08	628	81.8
Illinois	$17,728,704	99	3.40	$179,078	7.241	354.48	648	79.6
Indiana	$5,770,272	43	1.11	$134,192	7.378	354.42	617	82.2
Iowa	$1,119,069	10	0.21	$111,907	7.720	351.24	658	81.9
Kansas	$1,165,427	12	0.22	$97,119	7.792	355.06	627	83.9
Kentucky	$1,918,690	16	0.37	$119,918	7.596	354.78	613	81.8
Louisiana	$4,104,084	36	0.79	$114,002	7.443	351.69	623	81.4
Maine	$592,232	3	0.11	$197,411	7.432	355.13	649	80.0
Maryland	$26,388,969	117	5.06	$225,547	7.195	354.81	608	76.3
Massachusetts	$10,476,593	50	2.01	$209,532	6.929	353.65	600	72.4
Michigan	$13,250,613	91	2.54	$145,611	7.558	352.95	621	80.4
Minnesota	$14,928,163	90	2.86	$165,868	6.815	354.56	623	79.8
Mississippi	$2,679,047	25	0.51	$107,162	7.852	338.45	611	83.9
Missouri	$6,240,570	46	1.20	$135,665	7.482	351.97	612	82.2
Montana	$394,650	3	0.08	$131,550	6.769	354.79	612	80.0
Nebraska	$411,438	4	0.08	$102,859	6.735	354.55	698	81.4
Nevada	$16,044,340	73	3.07	$219,785	7.130	351.85	627	77.8
New Hampshire	$3,496,308	20	0.67	$174,815	6.953	354.44	624	78.2
New Jersey	$14,409,932	65	2.76	$221,691	7.637	354.41	584	76.6
New Mexico	$421,283	3	0.08	$140,428	7.377	353.70	600	80.7
New York	$15,636,554	52	3.00	$300,703	7.287	352.86	611	75.7
North Carolina	$7,297,566	57	1.40	$128,027	7.162	353.61	619	79.0
North Dakota	$264,926	2	0.05	$132,463	5.635	355.00	665	80.0
Ohio	$8,957,160	77	1.72	$116,327	7.195	350.05	628	80.7
Oklahoma	$1,305,204	12	0.25	$108,767	7.711	355.06	608	82.8
Oregon	$11,620,906	66	2.23	$176,074	6.746	353.90	648	78.8
Pennsylvania	$12,099,488	82	2.32	$147,555	7.601	349.50	612	80.5
Rhode Island	$4,398,777	18	0.84	$244,377	6.923	354.01	635	77.1
South Carolina	$2,976,844	22	0.57	$135,311	7.013	350.75	608	77.6

South Dakota	$248,989	2	0.05	$124,494	7.035	353.89	636	80.0
Tennessee	$6,288,648	56	1.20	$112,297	7.731	342.77	620	81.4
Texas	$10,799,583	98	2.07	$110,200	7.995	349.00	630	80.4
Utah	$2,857,017	20	0.55	$142,851	7.318	353.10	621	81.5
Vermont	$341,219	2	0.07	$170,610	6.925	350.60	532	67.6
Virginia	$21,855,426	103	4.19	$212,189	7.313	354.51	612	78.7
Washington	$15,118,777	82	2.90	$184,375	6.974	352.53	633	79.8
West Virginia	$1,071,889	5	0.21	$214,378	9.527	354.83	557	85.3
Wisconsin	$1,752,710	13	0.34	$134,824	7.899	353.88	613	77.4
Wyoming	$908,759	7	0.17	$129,823	6.977	337.63	607	80.0

	$521,954,933	2,793	100.00	$186,880	7.243	352.34	616	77.7

LOAN-TO-VALUE RATIOS
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
<= 50.00	$15,244,611	90	2.92	$169,385	7.251	343.61	592	41.6
50.01 - 55.00	$10,100,634	54	1.94	$187,049	7.326	351.15	586	52.7
55.01 - 60.00	$12,299,978	63	2.36	$195,238	7.225	351.96	580	57.7
60.01 - 65.00	$17,895,617	85	3.43	$210,537	7.260	352.96	588	63.0
65.01 - 70.00	$33,700,555	156	6.46	$216,029	7.190	353.39	602	68.7
70.01 - 75.00	$41,597,381	197	7.97	$211,154	7.421	352.77	583	73.9
75.01 - 80.00	$276,739,512	1,545	53.02	$179,119	6.986	353.94	638	79.8
80.01 - 85.00	$46,106,441	223	8.83	$206,755	7.602	352.72	581	84.3
85.01 - 90.00	$55,095,099	276	10.56	$199,620	7.751	349.39	597	89.6
90.01 - 95.00	$8,020,779	48	1.54	$167,100	8.479	344.28	611	95.0
95.01 - 100.00	$5,154,326	56	0.99	$92,042	9.240	323.24	618	99.8

	$521,954,933	2,793	100.00	$186,880	7.243	352.34	616	77.7

RANGE OF CURRENT GROSS COUPON
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
5.001 - 5.500	$5,428,015	29	1.04	$187,173	5.291	352.38	677	76.6
5.501 - 6.000	$37,873,199	180	7.26	$210,407	5.853	352.72	667	75.3
6.001 - 6.500	$80,092,509	389	15.34	$205,893	6.327	352.88	638	76.9
6.501 - 7.000	$128,469,042	657	24.61	$195,539	6.810	352.51	624	76.5
7.001 - 7.500	$94,429,743	499	18.09	$189,238	7.288	353.08	617	78.0
7.501 - 8.000	$82,687,019	448	15.84	$184,569	7.780	352.10	598	79.1
8.001 - 8.500	$39,056,581	229	7.48	$170,553	8.301	353.07	583	79.4
8.501 - 9.000	$32,236,336	188	6.18	$171,470	8.771	353.09	574	79.2
9.001 - 9.500	$9,724,908	68	1.86	$143,013	9.274	349.89	574	84.0
9.501 - 10.000	$8,125,009	56	1.56	$145,089	9.713	348.35	555	80.3
10.001 - 10.500	$1,749,599	19	0.34	$92,084	10.290	338.58	557	71.5
10.501 - 11.000	$1,397,984	16	0.27	$87,374	10.784	327.35	561	83.9
11.001 - 11.500	$406,672	9	0.08	$45,186	11.355	274.83	555	82.6
11.501 - 12.000	$62,881	2	0.01	$31,441	11.909	287.43	578	87.2
12.001 - 12.500	$215,437	4	0.04	$53,859	12.377	194.73	644	100.0

	$521,954,933	2,793	100.00	$186,880	7.243	352.34	616	77.7

PROPERTY TYPE
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
SFR	$409,987,661	2,212	78.55	$185,347	7.220	352.17	614	77.7
PUD	$63,424,933	313	12.15	$202,636	7.383	352.82	618	78.9
CND	$28,334,422	171	5.43	$165,698	7.158	352.61	640	79.0
2 FAM	$12,115,087	57	2.32	$212,545	7.390	353.61	626	73.7
3 FAM	$3,302,902	13	0.63	$254,069	7.245	354.74	623	72.8
4 FAM	$1,751,917	9	0.34	$194,657	7.418	355.11	628	65.2
SFRA	$1,724,274	12	0.33	$143,690	7.685	355.12	596	80.0
CNDP	$1,280,132	5	0.25	$256,026	7.469	353.00	635	71.0
TWN	$33,606	1	0.01	$33,606	11.130	174.00	609	100.0

	$521,954,933	2,793	100.00	$186,880	7.243	352.34	616	77.7

PURPOSE
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
RCO	$270,112,202	1,305	51.75	$206,983	7.349	352.59	594	74.8
PUR	$207,561,124	1,232	39.77	$168,475	7.157	352.01	645	81.0
RNC	$44,281,607	256	8.48	$172,975	7.003	352.31	612	79.9

	$521,954,933	2,793	100.00	$186,880	7.243	352.34	616	77.7

OCCUPANCY
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
OO	$507,330,306	2,703	97.20	$187,692	7.234	352.45	616	77.9
INV	$9,960,532	65	1.91	$153,239	7.636	346.34	631	71.8
2H	$4,664,094	25	0.89	$186,564	7.413	352.59	606	76.2

	$521,954,933	2,793	100.00	$186,880	7.243	352.34	616	77.7

RANGE OF MONTHS REMAINING TO SCHEDULED MATURITY
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
121 - 180	$5,271,673	88	1.01	$59,905	7.919	172.23	653	77.9
181 - 300	$954,272	7	0.18	$136,325	7.499	236.81	617	62.9
301 - 360	$515,728,988	2,698	98.81	$191,152	7.236	354.39	616	77.8

	$521,954,933	2,793	100.00	$186,880	7.243	352.34	616	77.7

COLLATERAL GROUPED BY DOCUMENT TYPE
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
FULL	$300,853,025	1,709	57.64	$176,040	7.088	352.75	607	78.4
STATED INCOME	$221,101,908	1,084	42.36	$203,969	7.455	351.78	628	76.8

	$521,954,933	2,793	100.00	$186,880	7.243	352.34	616	77.7

COLLATERAL GROUPED BY FICO
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
801 - 820	$1,498,029	6	0.29	$249,671	6.251	348.87	805	72.3
781 - 800	$5,877,128	28	1.13	$209,897	6.424	346.46	788	76.5
761 - 780	$8,117,583	45	1.56	$180,391	6.566	349.65	770	78.3
741 - 760	$7,115,327	43	1.36	$165,473	6.868	345.63	747	78.0
721 - 740	$11,632,161	65	2.23	$178,956	6.710	349.56	729	76.8
701 - 720	$13,555,548	83	2.60	$163,320	6.834	349.79	710	79.2
681 - 700	$19,462,764	108	3.73	$180,211	6.670	348.81	690	78.3
661 - 680	$31,224,425	168	5.98	$185,860	6.694	353.52	670	77.2
641 - 660	$53,990,144	290	10.34	$186,173	6.844	352.66	650	77.7
621 - 640	$63,096,466	338	12.09	$186,676	7.118	352.26	629	80.7
601 - 620	$75,590,581	418	14.48	$180,839	7.179	352.36	610	79.9
581 - 600	$91,324,598	482	17.50	$189,470	7.239	353.33	590	79.4
561 - 580	$55,074,296	273	10.55	$201,737	7.560	352.88	572	76.7
541 - 560	$42,898,045	213	8.22	$201,399	7.924	353.23	550	75.1
521 - 540	$29,400,417	161	5.63	$182,611	8.178	353.23	529	71.2
501 - 520	$11,522,569	67	2.21	$171,979	8.513	354.20	512	66.7
<= 500	$574,853	5	0.11	$114,971	8.243	327.65	496	60.9

	$521,954,933	2,793	100.00	$186,880	7.243	352.34	616	77.7

GRADE
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
A-	$26,024,649	124	4.99	$209,876	7.681	352.64	581	73.9
B	$31,591,676	155	6.05	$203,817	7.619	353.69	581	75.4
C	$15,843,201	86	3.04	$184,223	7.919	353.35	565	68.0
C-	$470,207	4	0.09	$117,552	9.490	351.75	518	62.1
D	$2,899,422	15	0.56	$193,295	7.639	354.65	572	64.6
PP	$383,664,375	2,068	73.51	$185,524	7.141	353.07	626	78.8
PR	$61,461,402	341	11.78	$180,239	7.293	346.58	601	77.4

	$521,954,933	2,793	100.00	$186,880	7.243	352.34	616	77.7

COLLATERAL GROUPED BY PREPAYMENT PENALTY MONTHS
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
0	$78,688,663	461	15.08	$170,691	7.524	347.81	617	77.7
6	$87,751	1	0.02	$87,751	8.900	354.00	542	80.0
12	$22,713,750	96	4.35	$236,602	7.258	353.73	627	76.9
13	$1,068,928	4	0.20	$267,232	7.128	355.74	614	66.9
24	$307,115,462	1,603	58.84	$191,588	7.188	354.21	612	78.3
36	$101,511,532	572	19.45	$177,468	7.198	350.04	623	76.7
60	$10,768,847	56	2.06	$192,301	7.180	350.34	626	74.4

	$521,954,933	2,793	100.00	$186,880	7.243	352.34	616	77.7

RANGE OF MONTHS TO ROLL									(Excludes 466 Fixed Rate Mortgages)
	WA	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	MTR	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
0 - 6	4	$2,244,820	10	0.50	$224,482	7.003	353.19	593	84.3
7 - 12	10	$6,340,608	42	1.41	$150,967	7.853	348.69	584	81.0
13 - 18	17	$159,395,570	829	35.45	$192,275	7.138	353.29	607	78.4
19 - 24	19	$235,944,459	1,196	52.47	$197,278	7.270	355.32	615	78.1
25 - 31	30	$30,312,984	163	6.74	$185,969	7.295	353.73	624	79.8
32 - 37	32	$12,794,183	73	2.85	$175,263	7.490	356.08	622	78.0
>= 38	54	$2,646,256	14	0.59	$189,018	7.171	353.91	628	62.8

		$449,678,879	2,327	100.00	$193,244	7.238	354.40	612	78.3

RANGE OF MARGIN									(Excludes 466 Fixed Rate Mortgages)
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
2.001 - 3.000	$545,900	2	0.12	$272,950	6.831	355.81	597	84.0
3.001 - 4.000	$3,236,892	17	0.72	$190,405	6.737	355.53	651	73.7
4.001 - 5.000	$49,556,005	247	11.02	$200,632	6.245	354.67	657	77.3
5.001 - 6.000	$162,628,688	809	36.17	$201,024	6.769	354.30	626	78.2
6.001 - 7.000	$153,147,386	807	34.06	$189,774	7.450	354.48	603	78.4
7.001 - 8.000	$63,194,891	338	14.05	$186,967	8.217	354.46	578	78.9
8.001 - 9.000	$15,702,820	93	3.49	$168,848	9.047	353.86	559	79.8
9.001 - 10.000	$1,589,083	13	0.35	$122,237	9.830	350.20	554	83.5
10.001 - 11.000	$77,213	1	0.02	$77,213	10.520	347.00	542	80.0

6.201	$449,678,879	2,327	100.00	$193,244	7.238	354.40	612	78.3

RANGE OF MAXIMUM RATES									(Excludes 466 Fixed Rate Mortgages)
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
11.001 - 11.500	$5,138,193	27	1.14	$190,303	5.389	354.08	682	78.1
11.501 - 12.000	$25,989,232	126	5.78	$206,264	5.836	354.18	653	76.6
12.001 - 12.500	$51,085,432	252	11.36	$202,720	6.304	354.33	628	77.7
12.501 - 13.000	$83,705,501	415	18.61	$201,700	6.741	354.42	618	77.2
13.001 - 13.500	$71,168,358	357	15.83	$199,351	7.062	354.41	615	78.1
13.501 - 14.000	$82,421,864	415	18.33	$198,607	7.376	354.42	607	78.4
14.001 - 14.500	$48,950,794	261	10.89	$187,551	7.773	354.69	606	79.5
14.501 - 15.000	$40,136,209	218	8.93	$184,111	8.189	354.44	594	78.9
15.001 - 15.500	$16,484,142	97	3.67	$169,940	8.571	354.43	591	81.9
15.501 - 16.000	$15,808,075	92	3.52	$171,827	8.987	354.26	573	79.9
16.001 - 16.500	$4,038,578	29	0.90	$139,261	9.372	353.21	575	81.5
16.501 - 17.000	$3,167,208	23	0.70	$137,705	9.789	354.29	551	79.5
17.001 - 17.500	$699,942	6	0.16	$116,657	10.327	354.07	559	77.4
17.501 - 18.000	$641,501	6	0.14	$106,917	10.781	353.62	559	80.1
18.001 - 18.500	$203,873	2	0.05	$101,937	11.391	354.28	537	65.8
18.501 - 19.000	$39,977	1	0.01	$39,977	12.000	357.00	575	80.0

13.547	$449,678,879	2,327	100.00	$193,244	7.238	354.40	612	78.3

INITIAL PERIODIC RATE CAP									(Excludes 466 Fixed Rate Mortgages)
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
1.000	$151,557	1	0.03	$151,557	6.150	356.00	673	80.0
1.500	$6,702,040	32	1.49	$209,439	7.324	353.74	618	79.1
2.000	$10,677,492	40	2.37	$266,937	6.668	353.10	624	80.0
3.000	$432,147,791	2,254	96.10	$191,725	7.251	354.45	612	78.2

	$449,678,879	2,327	100.00	$193,244	7.238	354.40	612	78.3

SUBSEQUENT PERIODIC RATE CAP									(Excludes 466 Fixed Rate Mortgages)
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
1.000	$372,507,040	1,971	82.84	$188,994	7.212	354.51	614	78.6
1.500	$26,250,015	114	5.84	$230,263	7.191	354.69	614	76.7
2.000	$50,921,824	242	11.32	$210,421	7.445	353.46	599	76.9

	$449,678,879	2,327	100.00	$193,244	7.238	354.40	612	78.3

RANGE OF LIFETIME RATE FLOOR									(Excludes 466 Fixed Rate Mortgages)
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
3.001 - 4.000	$84,455	1	0.02	$84,455	7.090	354.00	731	80.0
4.001 - 5.000	$3,268,429	16	0.73	$204,277	6.045	352.91	634	73.3
5.001 - 6.000	$39,003,832	191	8.67	$204,209	5.825	354.07	657	76.9
6.001 - 7.000	$180,769,121	888	40.20	$203,569	6.654	354.42	625	77.5
7.001 - 8.000	$146,465,816	764	32.57	$191,709	7.532	354.55	606	78.7
8.001 - 9.000	$63,144,246	352	14.04	$179,387	8.528	354.52	576	79.8
9.001 - 10.000	$15,135,129	97	3.37	$156,032	9.473	353.59	560	82.1
> 10.000	$1,807,851	18	0.40	$100,436	10.623	353.13	556	76.8

	$449,678,879	2,327	100.00	$193,244	7.238	354.40	612	78.3

NEXT INTEREST ADJUSTMENT DATE									(Excludes 466 Fixed Rate Mortgages)
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
05/06	$567,894	2	0.13	$283,947	6.223	351.60	603	84.2
06/06	$280,951	2	0.06	$140,476	7.507	357.00	641	87.2
07/06	$148,111	1	0.03	$148,111	8.540	352.00	536	85.0
08/06	$1,003,122	4	0.22	$250,780	6.981	353.00	597	82.1
09/06	$244,742	1	0.05	$244,742	7.390	354.00	538	90.0
10/06	$1,429,398	5	0.32	$285,880	6.736	355.00	639	80.0
11/06	$584,549	4	0.13	$146,137	8.729	344.45	541	81.1
12/06	$601,465	6	0.13	$100,244	8.667	345.58	551	81.2
01/07	$1,228,958	9	0.27	$136,551	8.522	346.55	557	83.0
02/07	$1,623,299	13	0.36	$124,869	7.727	347.80	594	78.7
03/07	$1,150,824	6	0.26	$191,804	7.759	348.24	567	81.2
04/07	$1,094,798	7	0.24	$156,400	7.334	349.37	588	81.0
05/07	$5,243,097	31	1.17	$169,132	6.912	350.17	608	80.5
06/07	$9,984,255	53	2.22	$188,382	6.734	351.00	620	81.1
07/07	$10,637,146	56	2.37	$189,949	7.622	352.28	603	80.7
08/07	$46,987,155	251	10.45	$187,200	7.220	353.18	602	77.7
09/07	$112,756,837	581	25.07	$194,074	7.083	354.24	610	78.6
10/07	$136,119,560	683	30.27	$199,297	7.203	355.04	617	78.3
11/07	$64,807,514	311	14.41	$208,384	7.413	356.00	610	76.7
12/07	$7,111,166	48	1.58	$148,149	8.010	356.16	622	79.5
01/08	$247,748	2	0.06	$123,874	9.343	346.00	587	87.8
02/08	$72,868	1	0.02	$72,868	6.640	348.00	611	80.0
04/08	$143,258	1	0.03	$143,258	9.450	349.00	530	82.3
05/08	$479,261	3	0.11	$159,754	7.271	350.00	621	87.1
06/08	$3,837,774	19	0.85	$201,988	7.375	351.00	624	82.0
07/08	$1,648,951	10	0.37	$164,895	7.785	352.00	588	82.1
08/08	$3,928,240	22	0.87	$178,556	7.428	353.00	637	78.5
09/08	$7,501,808	41	1.67	$182,971	7.041	354.05	630	80.5
10/08	$12,974,302	68	2.89	$190,799	7.275	355.02	620	78.3
11/08	$11,595,438	64	2.58	$181,179	7.411	356.00	624	78.0
12/08	$998,133	8	0.22	$124,767	8.668	357.00	614	79.2
05/10	$628,618	3	0.14	$209,539	6.867	350.00	602	68.1
09/10	$397,125	2	0.09	$198,563	6.285	354.00	619	57.8
10/10	$956,295	6	0.21	$159,382	6.982	355.00	665	77.0
11/10	$664,218	3	0.15	$221,406	8.260	356.00	605	40.2

	$449,678,879	2,327	100.00	$193,244	7.238	354.40	612	78.3

INTEREST ONLY PERIOD (MONTHS)
	CURRENT	# OF	% OF	AVERAGE	GROSS	REMG.		ORIG
DESCRIPTION	BALANCE	LOANS	TOTAL	BALANCE	WAC	TERM	FICO	LTV
0	$371,016,589	2,111	71.08	$175,754	7.347	351.46	608	77.3
24	$15,427,695	69	2.96	$223,590	7.093	354.06	638	78.9
36	$2,479,219	13	0.47	$190,709	7.540	352.95	663	84.3
60	$132,613,930	598	25.41	$221,762	6.967	354.56	636	78.6
120	$417,500	2	0.08	$208,750	6.769	353.00	788	80.0

	$521,954,933	2,793	100.00	$186,880	7.243	352.34	616	77.7